Exhibit 2.1


                          Asset Purchase Agreement

                        dated as of November 5, 1996

                                by and among

                             HMX/ PBP Company,

                             Hartmarx Corporation

                                      and

     Plaid Clothing Group Inc., Plaid Retail Group Inc.,
     Plaid Investment Co., Inc., Plaid Finance Corp.,
     Plaid International Inc., Palm Beach Company, Inc.,
     J. Schoeneman, Inc., Schoeneman Enterprises Holding, Inc.,
     Schoeneman Enterprises, Inc. and Ambrook Manufacturing, Inc.


                             Table of Contents

                                                                  PAGE

                                   Article I
                               Basic Transaction

     Section 1.1  Acquired Assets  . . . . . . . . . . . . . . . .   2
     Section 1.2  Excluded Assets  . . . . . . . . . . . . . . . .   3
     Section 1.3  Rejected Assets  . . . . . . . . . . . . . . . .   4
          Section 1.3.1  Right to Reject Assets  . . . . . . . . .   4
          Section 1.3.2  Removal of Rejected Assets  . . . . . . .   5
     Section 1.4  Assumed Liabilities  . . . . . . . . . . . . . .   5
     Section 1.5  Excluded Liabilities . . . . . . . . . . . . . .   6
     Section 1.6  Consideration  . . . . . . . . . . . . . . . . .   8
          Section  1.6.1  Purchase Price . . . . . . . . . . . . .   8
          Section  1.6.2  Royalties  . . . . . . . . . . . . . . .  10
          Section  1.6.3  Cincinnati Employee Payments . . . . . .  11
     Section 1.7  Allocation of the Consideration  . . . . . . . .  11

                                 Article II
                         Closing of the Transaction

     Section 2.1  The Closing  . . . . . . . . . . . . . . . . . .  11
     Section 2.2  Deliveries at the Closing  . . . . . . . . . . .  12

                                Article III
                         Conditions to Obligations

     Section 3.1  Conditions to Obligations of Buyer . . . . . . .  12
          Section  3.1.1  Representations and Warranties . . . . .  12
          Section  3.1.2  No Material Changes  . . . . . . . . . .  12
          Section  3.1.3  Due Diligence  . . . . . . . . . . . . .  12
          Section  3.1.4  Performance  . . . . . . . . . . . . . .  13
          Section  3.1.5  Consents; Liens; Licenses  . . . . . . .  13
          Section  3.1.6  Successful Bidder  . . . . . . . . . . .  13
          Section  3.1.7  Cincinnati Lease . . . . . . . . . . . .  13
          Section  3.1.8  Chambersburg Lease . . . . . . . . . . .  14
          Section  3.1.9  CIT Agreements . . . . . . . . . . . . .  14
          Section  3.1.10  Board Approval  . . . . . . . . . . . .  14
          Section  3.1.11  Collective Bargaining Agreement . . . .  14
          Section  3.1.12  Assignment Order  . . . . . . . . . . .  14
          Section  3.1.13  Sale Order  . . . . . . . . . . . . . .  14
          Section  3.1.14  Litigation  . . . . . . . . . . . . . .  14
          Section  3.1.15  Other Documents . . . . . . . . . . . .  15
          Section  3.1.16  Financial Statements  . . . . . . . . .  16
     Section 3.2  Waiver of Buyer s Conditions . . . . . . . . . .  16
     Section 3.3  Conditions to Sellers  Obligations . . . . . . .  16
          Section  3.3.1  Representations and Warranties . . . . .  16
          Section  3.3.2  HSR Period . . . . . . . . . . . . . . .  16
          Section  3.3.3  Assignment Order . . . . . . . . . . . .  16
          Section  3.3.4  Sale Order . . . . . . . . . . . . . . .  17
          Section  3.3.5  CIT Approval . . . . . . . . . . . . . .  17
          Section  3.3.6  Performance  . . . . . . . . . . . . . .  17
     Section 3.4  Waiver of Sellers  Conditions  . . . . . . . . .  17

                                 Article IV
                       Representations and Warranties

     Section 4.1  Representations and Warranties of Sellers  . . .  17
          Section  4.1.1  Organization of Sellers  . . . . . . . .  17
          Section  4.1.2  Authorization  . . . . . . . . . . . . .  17
          Section  4.1.3  Noncontravention . . . . . . . . . . . .  18
          Section  4.1.4  Brokers  Fees  . . . . . . . . . . . . .  18
          Section  4.1.5  Subsidiaries and Investments . . . . . .  18
          Section  4.1.6  Financial Statements . . . . . . . . . .  18
          Section  4.1.7  Absence of Certain Developments  . . . .  19
          Section  4.1.8  Compliance with Laws . . . . . . . . . .  20
          Section  4.1.9  Title to Properties  . . . . . . . . . .  20
          Section  4.1.10  Real Property . . . . . . . . . . . . .  20
          Section  4.1.11  Intellectual Property . . . . . . . . .  23
          Section  4.1.12  Contracts and Commitments . . . . . . .  23
          Section  4.1.13  Insurance . . . . . . . . . . . . . . .  24
          Section  4.1.14  Litigation  . . . . . . . . . . . . . .  24
          Section  4.1.15  Product . . . . . . . . . . . . . . . .  25
          Section  4.1.16  Employee Benefit Plans  . . . . . . . .  25
          Section  4.1.17  Environment, Health and Safety  . . . .  26
          Section  4.1.18  Insider Interests . . . . . . . . . . .  27
          Section  4.1.19  Closing Date  . . . . . . . . . . . . .  27
     Section 4.2  Representations and Warranties of Buyer  . . . .  27
          Section  4.2.1  Organization of Buyer  . . . . . . . . .  27
          Section  4.2.2  Authorization of Transaction . . . . . .  27
          Section  4.2.3  Noncontravention . . . . . . . . . . . .  27
          Section  4.2.4  Financial Capacity to Perform  . . . . .  27
          Section  4.2.5  Brokers  Fees  . . . . . . . . . . . . .  28
          Section  4.2.6  Closing Date . . . . . . . . . . . . . .  28

                                 Article V
                                 Covenants

     Section 5.1  Pre-Closing Covenants of Sellers . . . . . . . .  28
     Section 5.2  Approval of the Sale Order . . . . . . . . . . .  30
     Section 5.3  Reasonable Access  . . . . . . . . . . . . . . .  30
     Section 5.4  Cooperation  . . . . . . . . . . . . . . . . . .  30

                                 Article VI
                              Employee Matters

     Section 6.1  Employment of Certain Employees  . . . . . . . .  31
     Section 6.2  Union Matters  . . . . . . . . . . . . . . . . .  31
     Section 6.3  Chambersburg . . . . . . . . . . . . . . . . . .  32

                                  Article VII
                        Licenses, Contracts and Leases

     Section 7.1  Executory Contracts, Licenses and Leases
                    of Seller . . . . . . . . . . . . . . . . . .   32
     Section 7.2  Nonassignable Contracts  . . . . . . . . . . . .  33
     Section 7.3  Performance of Obligations . . . . . . . . . . .  33

                                 Article VIII
                             Additional Agreements

     Section 8.1  Press Releases . . . . . . . . . . . . . . . . .  34
     Section 8.2  Transaction Expenses . . . . . . . . . . . . . .  34
     Section 8.3  Certain Taxes  . . . . . . . . . . . . . . . . .  34
     Section 8.4  Further Assurances . . . . . . . . . . . . . . .  34
     Section 8.5  Transition Assistance  . . . . . . . . . . . . .  35
     Section 8.6  Confidentiality  . . . . . . . . . . . . . . . .  35
     Section 8.7  Sellers  Names . . . . . . . . . . . . . . . . .  35
     Section 8.8  Communications . . . . . . . . . . . . . . . . .  35
     Section 8.9  Accounts Receivable  . . . . . . . . . . . . . .  35
     Section 8.10  Dismissal of Chapter 11 Case  . . . . . . . . .  36

                                  Article IX
                                  Termination

     Section 9.1  Termination  . . . . . . . . . . . . . . . . . .  36
     Section 9.2  Effect of Termination  . . . . . . . . . . . . .  36
     Section 9.3  Waiver of Right to Terminate . . . . . . . . . .  37

                                   Article X
                                 Miscellaneous

     Section 10.1  No Third Party Beneficiaries  . . . . . . . . .  37
     Section 10.2  Successors and Assigns  . . . . . . . . . . . .  37
     Section 10.3  Counterparts  . . . . . . . . . . . . . . . . .  37
     Section 10.4  Headings  . . . . . . . . . . . . . . . . . . .  37
     Section 10.5  Notices . . . . . . . . . . . . . . . . . . . .  37
     Section 10.6  Governing Law . . . . . . . . . . . . . . . . .  39
     Section 10.7  Survival  . . . . . . . . . . . . . . . . . . .  39
     Section 10.8  Amendments and Waivers  . . . . . . . . . . . .  39
     Section 10.9  Incorporation of Exhibits and Schedules . . . .  39
     Section 10.10  Construction . . . . . . . . . . . . . . . . .  39
     Section 10.11  Remedies . . . . . . . . . . . . . . . . . . .  40
     Section 10.12  Risk of Loss . . . . . . . . . . . . . . . . .  40
     Section 10.13  Severability . . . . . . . . . . . . . . . . .  40
     Section 10.14  Entire Agreement . . . . . . . . . . . . . . .  40
     Section 10.15  Hartmarx s Obligation  . . . . . . . . . . . .  40


                      Index of Exhibits and Schedules

                                  Exhibits

               Exhibit A . . . . . . . .  Defined Terms
               Exhibit B . . . . . . . . . . Sale Order

                                 Schedules

               Schedule 1-A  . . . . . .. . . . .  Real Property
               Schedule 1-B  . . .  . . . . . Excluded Trademarks
               Schedule 1-C  . . .  Excluded Knoxville Equipment
               Schedule 1-D  . . . . . . . . .  Accounts Payable
               Schedule 1-E  . . . . . . . . . Employee Payables
               Schedule 1-F  . . . . .  Other Assumed Liabilities
               Schedule 1-G  . .  Acquired Brands and Projections
               Schedule 1-H  . . . . Cincinnati Employee Payments
               Schedule 1-I  . . . . . . . . . . . . . Allocation
               Schedule 1-J  . . Chambersburg Pant Shop Equipment
               Schedule 3-A  . . .   Consents, Liens and Licenses
               Schedule 4-A  . . .  Jurisdiction of Incorporation
               Schedule 4-B  . . . . . . . . . . . . . Litigation
               Schedule 4-C  . . .   Subsidiaries and Investments
               Schedule 4-D  . . . . . . .   Financial Statements
               Schedule 4-E  . . . . . . . . . . . . . [Reserved]
               Schedule 4-F  . . . . . . . . . . . . Developments
               Schedule 4-G  . . . . . . . . Real Property Leases
               Schedule 4-H  . . . . . . . . . . . . . [Reserved]
               Schedule 4-I  . . . . . . .  Intellectual Property
               Schedule 4-J  . . . . .  Contracts and Commitments
               Schedule 4-K  . . . . . . . . . . . . .  Insurance
               Schedule 4-L  . . . . . .   Employee Benefit Plans
               Schedule 5-A  . . . . . . Benefit Plan Arrangements
               Schedule 6-A  . . . . . . . . . . . . . . Employees
               Schedule 7-A  . . . . . . . . . . . . . .Cure Costs


                          Asset Purchase Agreement

          This Agreement (this "Agreement") is entered into as of November 5, 1996, by and among HMX/PBP Company ("Buyer"), Hartmarx Corporation ("Hartmarx") (but solely for purposes of Sections 4.2.2 - 4.2.4, 10.8 and 10.15) and Plaid Clothing Group Inc. ("Plaid"), Plaid International Inc. ("PII"), Plaid Retail Group Inc. ("PRG), Plaid Investment Co., Inc. "PIC"), Plaid Finance Corp. ("PFC"), Palm Beach Company, Inc. ("PBC"),
     J. Schoeneman, Inc. ("JSI"), Schoeneman Enterprises Holding, Inc. ("SEH"), Schoeneman Enterprises, Inc. ("SEI") and Ambrook Manufacturing, Inc. ("AMI") (together with Plaid, PBC, PII, JSI, PRG, PIC, PFC, SEH, AMI and SEI, each a "Seller," and
     collectively, the "Sellers").   Buyer and Sellers are referred to
     collectively herein as the "Parties." Capitalized terms used herein and not otherwise defined are defined in Exhibit A hereto.

          Whereas, subject to the terms and conditions set forth in this Agreement, Sellers desire to sell to Buyer, and Buyer desires to acquire from Sellers, substantially all of the businesses, assets, real property and personal properties of each of Sellers (as defined herein, the "Acquired Assets").

          Whereas, on July 17, 1995 (the "Petition Date"), each of
     Sellers filed a voluntary petition for relief under Chapter 11 of Title 11 of the Bankruptcy Code, 11 U.S.C. SECTION 101 et seq., which cases are currently before the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), jointly administered under the caption In re Plaid Clothing
     Group, Inc. et al., Case No. 95 B 43065 (collectively, the
     "Chapter 11 Case"). Sellers have remained in possession of their assets and continued in the management and operation of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy
     Code.

          Whereas, on or about October 16, 1996, Hartmarx and Sellers entered into a Letter of Intent (the "Letter of Intent") to provide for, among other things, (a) the sale of the Acquired Assets, (b) the reimbursement of certain of Hartmarx's costs and expenses incurred in connection with the proposed sale of the Acquired Assets in certain circumstances and (c) the procedures for offers in connection with the sale of the Acquired Assets, which procedures were presented for approval to the Bankruptcy Court by motion dated October 16, 1996 (the "Procedures Motion"). On or about October 24, 1996, the Bankruptcy Court entered an order granting the Procedures Motion (the "Procedures Order").

          Now, Therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, hereby agree as set forth herein.

                                 Article I
                             Basic Transaction

          Section 1.1 Acquired Assets. On and subject to the terms and conditions of this Agreement, and subject to the satisfaction of the conditions precedent set forth herein, at the Closing, Buyer shall purchase, acquire and accept from Sellers, and Sellers shall sell, transfer, convey, assign and deliver to Buyer, all their right, title and interest in, to and under all of the assets and property of Sellers, of every kind and description, wherever located, and whether real, personal or mixed, tangible or intangible, as such assets and property shall exist on the Closing Date, including, without limitation:

               (a)  all Cash;

               (b)  all Accounts Receivable;

               (c)  all Pre-Paid Expenses;

               (d)  all Real Property;

               (e)  all Inventory;

               (f)  all Assigned Contracts;

               (g)  all Intellectual Property and Intellectual
     Property Licenses;

               (h) all Authorizations, variances and similar rights obtained from Authorities affecting or relating in any way to the Acquired Assets or the Assumed Liabilities;

               (i) all right, title and interest in and to all insurance proceeds arising out of or related to the Acquired
     Assets or the Assumed Liabilities;

               (j) all right, title and interest in and to the personal property, vehicles, machinery and equipment (including leasehold interests in equipment subject to capitalized leases to the extent assignable), spare parts, office furniture, office fixtures and supplies used or useful in connection with the Acquired Assets or the Assumed Liabilities, wherever located (including any such property located at any Leased Real Property regardless of whether the lease with respect thereto is assigned to Buyer) and whether owned or leased, including equipment to be installed at any facility;

               (k) all lists and records pertaining to customer accounts (whether past or current), suppliers, distributors, personnel and agents and all other books, ledgers, files, documents, correspondence and business records relating to the Acquired Assets or the Assumed Liabilities;

               (l) all claims, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature affecting or relating in any way to the Acquired Assets or the Assumed Liabilities;

               (m) all books, records, ledgers, files, documents, correspondence, lists, drawings, specifications, advertising and promotional materials, studies, reports and other materials whether in hard copy, microfiche, film, video, computer or other format, used or affecting or relating in any way to the Acquired Assets or the Assumed Liabilities;

               (n) all other property owned by Sellers or in which Sellers have an interest as of the Closing Date.

     All of the foregoing are collectively referred to herein as the "Acquired Assets." Except for the Assumed Liabilities, as expressly set forth herein, the Acquired Assets will be conveyed to Buyer free and clear of any and all Liens, claims, encumbrances, debt, security interests and causes of action of any kind or nature.

          Section 1.2  Excluded Assets.  Notwithstanding the
     foregoing, the Acquired Assets shall not include any of the following assets or property (collectively, the "Excluded
     Assets"):

               (a)  the capital stock of any Seller owned by any other
     Seller;

               (b) the minute and stock transfer books, Tax Returns, corporate records, accounting records, any documents which Sellers are required by law to retain in its possession and other documents relating to the organization, maintenance and existence of each Seller as a corporation, and all documents required in connection with the Chapter 11 Cases; provided, however, that Buyer shall be given reasonable access to, and may make copies of, such documents as they exist as of the Closing Date.

               (c) any claims or causes of action of Sellers arising under Sections 542, 543, 544, 545, 547, 548, 549, 551 or 553 of
     the Bankruptcy Code;

               (d) any rights, claims, counterclaims or causes of action not related to, or arising in connection with, the Acquired Assets or the Assumed Liabilities;

               (e) all insurance policies in existence as of the Closing Date, subject to Buyer's rights to insurance proceeds pursuant to Section 1.1(i);

               (f) any insurance rights or claims of any Seller not related to, or arising in connection with, the Acquired Assets or the Assumed Liabilities;

               (g) any assets of any Employee Benefit Plan, including, without limitation, any assets of any Employee Pension Plan or Employee Welfare Plan;

               (h) any assets and properties (real or personal) of Sellers that, in the ordinary course of business, were located at Sellers' closed facility in Wilmington, Delaware as of September 1, 1996;

               (i)  the Excluded Trademarks;

               (j) any refunds or repayments owing to Sellers arising from any overpayment by Sellers of premiums for workers compensation insurance relating to claims arising at any time prior to the Closing;

               (k)  the Excluded Knoxville Equipment;

               (l)  any Rejected Assets;

               (m) any and all assets of Sellers which infringe upon or are otherwise in conflict with the proprietary rights of any third party;

               (n)  any of the rights of Sellers under the Transaction
     Documents;

               (o) all escrow funds related to Excluded Liabilities, except as otherwise agreed upon by the parties;

               (p) all goodwill associated with the Acquired Assets and Assumed Liabilities; and

               (q) in the event that either (i) the Union employees at the Chambersburg facility fail to ratify that certain agreement, dated November 4, 1996, among the Union, Hartmarx and Sellers (the "Union Ratification") or (ii) Sellers despite their best efforts, shall have failed to obtain for Buyer either (x) an agreement with the lessor under the lease covering the Chambersburg, Pennsylvania facility (the "Chambersburg Lease") or
     (y) assurances satisfactory to Buyer that Buyer will be provided at least 12 months' access to such facility, in either case on terms and conditions satisfactory to Buyer, and either such event results in any administrative claims for severance payments or damages relating to termination of the Chambersburg Lease (either of items (i) or (ii) above, a "Chambersburg Event") then Excluded Assets shall include the Chambersburg Pant Shop Equipment; provided that such equipment shall be liquidated promptly by Sellers and all proceeds therefrom in excess of (1) all administrative claims resulting from the occurrence of a Chambersburg Event (2) $350,000 shall be promptly paid over to Buyer.

          Section 1.3  Rejected Assets.

               Section 1.3.1 Right to Reject Assets. Buyer shall have the right to reject any portion of any of the Acquired Assets, other than the Designated Licenses (the "Rejected Assets"), without adjustment to the Purchase Price by providing written notice to Plaid of Buyer's election to reject any such assets at least two business days prior to the hearing on the Sale Motion, in which event such Rejected Assets shall be deemed Excluded Assets for purposes of this Agreement; provided, however, that to the extent such Rejected Assets include any Inventory or Accounts Receivables related to the Excluded Trademarks, the Parties shall negotiate, in good faith, an appropriate reduction to the Purchase Price.

               Section 1.3.2 Removal of Rejected Assets. Buyer shall provide Sellers and their duly authorized representatives with reasonable access to Buyer's facilities following the Closing to permit the removal and/or disposition by Sellers from such facilities of any of the Rejected Assets.

          Section 1.4 Assumed Liabilities. On and subject to the terms and conditions of this Agreement, and subject to the satisfaction of the conditions precedent set forth herein, Buyer shall assume only the following obligations and liabilities (collectively, the "Assumed Liabilities") of any of Sellers (and the omission of any obligation or liability from this section shall be deemed an affirmative agreement by the Parties that such obligation or liability shall not be assumed by Buyer):

               (a) any trade (including payables for piece goods and trim) and other accounts payable (including for employee payroll, utilities and supplies) of Sellers as identified on Schedule 1-D, to the extent set forth on the Closing Balance Sheet (other than the footnotes thereto, if any), but only to the extent such liabilities: (i) are properly recorded thereon, (ii) have been incurred in the ordinary course of business consistent with past custom and practice, and (iii) are of the same type and nature as those liabilities of Sellers, with respect to Acquired Assets and Assumed Liabilities, set forth on the face of the Prior Balance Sheets, none of which relates to any (A) Taxes (to the extent not expressly agreed to be paid by Buyer pursuant hereto), (B) any intercompany note payables or any intercompany indebtedness for borrowed money, (C) breach of contract, (D) breach of warranty,
     (E) tort, (F) infringement, (G) workers' compensation claims or liabilities, obligations or reserves relating to any workers' compensation insurance program or arrangement, (H) violation of law, (I) any action, suit or proceeding (including, without limitation, any obligation or liability arising under any Environmental, Health and Safety Laws or product liability laws), or (J) subject to the penultimate sentence of Section 1.6, health insurance or other medical benefits;

               (b) any accrued vacation and holiday pay, and the payment obligations set forth in the penultimate sentence of
     Section 1.6, and certain other accrued union and non-union employee benefit obligations as identified on Schedule 1-E, to the extent set forth on the Closing Balance Sheet, but excluding any and all severance obligations;

               (c) solely to the extent that the aggregate of the Assumed Liabilities specified in subsection (a) and subsection
     (b) of this Section 1.4 are less than the Maximum Assumed Payables, other current liabilities of Sellers identified on
     Schedule 1-F (which schedule shall be prepared by Sellers, but subject to Buyer s approval), but only to the extent such liabilities are set forth on the Closing Balance Sheet, it being understood that, notwithstanding the foregoing limitations, in no event shall the Assumed Liabilities specified in subsections (a),
     (b) and (c) of this Section 1.4 be less than or greater than the Maximum Assumed Payables;

               (d) any liabilities and obligations to the extent arising solely, and attributable to actions, conditions or events occurring solely, after the Closing Date and relating exclusively to (i) the Assigned Contracts, (ii) the assumed Intellectual Property Licenses (including the Designated Licenses), (iii) that certain headquarters lease of Sellers in New York, New York (the "HQ Lease"), and (iv) outstanding purchase orders of inventory (other than purchase orders under which any Seller or the third-party supplier is in default) made by Sellers to suppliers (but only to the extent, in the sole and reasonable discretion of Buyer, that such orders were made on price and quantity terms, and otherwise consistent with, Sellers' normal course of business and past custom and practice); and in each case, only to the extent such contracts, licenses, leases and purchase orders are identified and expressly designated on the Assigned Contracts List and are actually assigned to Buyer; and

               (e) any other specific liabilities and obligations, if any, expressly assumed by Buyer under this Agreement and the Approval Order.

          Section 1.5 Excluded Liabilities. Notwithstanding anything contained herein to the contrary, except as expressly set forth in Section 1.4 hereof, Buyer shall not assume or in any way become liable for any of the debts, liabilities or obligations of any nature whatsoever of any Seller or any predecessor thereof, whether presently existing or arising hereafter, whether accrued, absolute or contingent, whether known or unknown, whether disclosed on the Schedules hereto or otherwise or undisclosed, whether due or to become due and whether related to the Acquired Assets or otherwise, and regardless of when or by whom incurred, including, without limitation:

               (a) any liabilities of Sellers incurred or arising or relating to actions, conditions or events occurring prior to the Petition Date;

               (b) any liabilities of Sellers incurred outside the ordinary course of business of Sellers;

               (c) any liabilities of Sellers which relate to the Chapter 11 Case or any professional fees or expenses (including, without limitation, consultants , attorneys , accountants and other agents fees and expenses associated therewith);

               (d) any liabilities of Sellers which are not specifically listed on Schedule 1-D, Schedule 1-E or Schedule 1-F;

               (e) any liabilities of Sellers of the kinds specified in subsection (a), subsection (b) and subsection (c) of
     Section 1.4 to the extent the aggregate of such liabilities exceeds the Maximum Assumed Payables;

               (f) any liabilities of Sellers for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby (including, without limitation, all attorneys and accountants fees, brokerage fees and sales, use and transfer taxes);

               (g) any liabilities of Sellers for indebtedness for borrowed money, indebtedness secured by Liens on its assets or guarantees of any of the foregoing;

               (h) any liabilities of Sellers for Taxes for any period;

               (i) any liabilities or obligations for Taxes arising from or with respect to the Acquired Assets which is incurred in, attributable to, or assessed in any period or portion thereof prior to or in connection with the Closing (including property taxes and sales, occupation, use or transfer taxes that may be incurred in connection with the consummation of the transactions contemplated hereby);

               (j) any liabilities of Sellers (i) arising by reason of any violation or alleged violation of any federal, state, local or foreign law or any requirement of any Government Authority, (ii) arising under or relating to any Environmental, Health and Safety Laws, or (iii) arising by reason of any breach or alleged breach by any Seller of any agreement, contract, lease, license, commitment, instrument, judgment, order or decree (regardless of when any such liability or obligation is asserted or liquidated);

               (k) any liabilities of Sellers arising by reason of or relating to any legal action or proceeding arising out of or in connection with the Acquired Assets or any conduct of Sellers or Sellers officers, directors, employees, consultants, agents, advisors, shareholders or lenders, as of or prior to the Closing, relating to the Acquired Assets (including, without limitation, any liabilities or obligations for any claims (whenever made) or proceedings arising out of, relating to, resulting from or caused by any products manufactured, serviced, distributed or sold by Sellers at any time on or prior to the Closing Date);

               (l) any liabilities of Sellers which Buyer may or could become liable for as a result of or in connection with the failure by Buyer or Sellers to comply with any applicable bulk sales or transfers laws;

               (m) any liabilities of Sellers, whether known or unknown, and whether accrued, absolute, contingent or otherwise, relating to severance, dismissal and/or WARN pay with respect to any employee of any Seller;

               (n) except as may be expressly set forth in Schedule 1-E, any liabilities of Sellers for salaries, bonuses (including, without limitation, retention bonuses) or other compensation;

               (o) any of Sellers liabilities or obligations for workers compensation claims, health care claims or similar claims, subject to the penultimate sentence of Section 1.6; and

               (p) any liability or obligation of any Seller, whether known or unknown, and whether accrued, absolute, contingent or otherwise, and not expressly assumed by Buyer under Section 1.4 (including, without limitation, any liabilities or obligations arising out of transactions entered into at or prior to the Closing, any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing, regardless of when asserted).

     All of the foregoing are collectively referred to herein as the "Excluded Liabilities." Each Seller hereby acknowledges that it is retaining its Excluded Liabilities.

          Section 1.6 Consideration. The total consideration (the "Consideration") hereunder for the Acquired Assets shall consist of (a) the Purchase Price, (b) the Royalties, (c) the Cincinnati Employee Payments, and (d) the assumption by Buyer of the Assumed Liabilities, as each is calculated and as each may be adjusted pursuant to the terms of this Agreement. As part of the Assumed Liabilities, prior to the Closing, in a manner acceptable to Buyer and Sellers, Buyer agrees to fund an amount not to exceed $600,000, which amount represents an estimate of benefits payable under the Plaid Medical Plan that are accrued but unpaid as of the Closing Date and for related administrative expenses, up to the amount of such liabilities reflected on the Closing Balance Sheet ("Accrued Claim Amount"), provided, that, (a) to the extent that the actual amount of such claims and expenses is less than the Accrued Claim Amount, Sellers shall be entitled to the excess, and (b) to the extent that the actual amount of such claims and expenses is more than the Accrued Claim Amount, Buyer shall not be liable for any portion of the excess. Buyer shall not assume any obligation to pay any medical or dental benefits to or on behalf of any employee or former employee (or any dependent) covered under the Plaid Medical Plan.

               Section  1.6.1  Purchase Price.

                    Section 1.6.1.1 Basic Amount. At the Closing, Buyer shall pay cash in the amount of $36,000,000, less such amount as may be determined in accordance with Section 1.3.1, subject further to adjustment and hold-back as set forth in this
     Section 1.6.1 (the "Purchase Price"), to Sellers (subject to any applicable prorations) by wire transfer of immediately available funds to Sellers account (or accounts) in accordance with written instructions to be given by Sellers to Buyer at least two business days prior to the Closing.

                    Section 1.6.1.2 Closing Date Adjustment. Not less than two business days before the Closing Date, Sellers shall, in good faith and in accordance with GAAP and prepared in a manner consistent with the Prior Balance Sheets, prepare an estimated balance sheet (the "Estimated Balance Sheet") of Sellers as of the open of business on the Closing Date on a reasonable basis using Sellers then best available financial information. In connection with the preparation of the Estimated Balance Sheet on a mutually agreed upon date prior to the Closing Date, Sellers and Buyer, including their respective representatives, shall observe a full physical count by Sellers of all inventory of Sellers. The Estimated Balance Sheet shall be prepared on a basis consistent with the Prior Balance Sheets, and shall, among other things, estimate Accounts Receivable, Inventory and Pre-Paid Expenses ("Estimated Accounts Receivable," "Estimated Inventory" and "Estimated Pre-Paid Expenses" respectively, and collectively, the "Closing Date Estimates"); provided, however, that if Buyer does not agree with any or all of the Closing Date Estimates prepared by Sellers, Buyer may, in its discretion, in good faith and in accordance with GAAP, estimate any or all of Accounts Receivable, Inventory and Pre-Paid Expenses of Sellers as of the open of business on the Closing Date, and in such event, for purposes of this section, the Closing Date Estimates shall be deemed to be equal to the average of Sellers' and Buyer's good faith determination thereof. At the Closing, the Purchase Price will be increased (if such amount is positive) or decreased (if such amount is negative), dollar-for-dollar, by the following amount (the "Closing Date Adjustment"):

               the sum of (a) the result of Estimated Accounts
               Receivable minus $22,565,000, multiplied by .90, (b) the result of Estimated Inventory minus $32,283,000, multiplied by .70 and (c) the result of Estimated Pre-Paid Expenses minus $1,053,000.

     In preparing the Estimated Balance Sheet, Sellers shall exclude
     (i) any Accounts Receivable that are not owned, legally and beneficially, 100% by Sellers or by CIT, (ii) any Pre-Paid Expenses representing fees or other expenses arising in or related to the Chapter 11 Case, and (iii) the Excluded Assets, and Sellers shall include in Estimated Inventory the Unsold Brooks Finished Inventory.

                    Section 1.6.1.3 Closing Date Hold-Back. On the Closing Date, in anticipation of the post-closing determination and adjustment described in Sections 1.6.1.4 and 1.6.1.5, Buyer shall hold back and retain from the Purchase Price an amount equal to the absolute value of the Closing Date Adjustment plus $500,000 (the "Closing Date Hold-Back"). The Closing Date Hold-Back is expressly subject to the provisions of Section 1.6.1.5.

                    Section 1.6.1.4 Post-Closing Determination. Within 20 days after the Closing Date, Buyer shall, in good faith and in accordance with GAAP, prepare a final balance sheet (the "Closing Balance Sheet") of Sellers as of the open of business on the Closing Date on a reasonable basis using the then best available financial information. The Closing Balance Sheet shall be prepared on a basis consistent with the Prior Balance Sheets and the Estimated Closing Balance Sheet, and shall, among other things, state Accounts Receivable, Inventory and Pre-Paid Expenses ("Final Accounts Receivable," "Final Inventory" and "Final Pre-Paid Expenses" respectively, and collectively, the "Closing Date Balances"). Buyer shall give Sellers and their representatives a full and complete opportunity to observe and participate in the preparation of the Closing Balance Sheet, and shall make available to Sellers all records and work papers used in preparing the Closing Balance Sheet. If Sellers believe that the Closing Balance Sheet was not prepared in accordance with GAAP and consistent with the Prior Balance Sheets or contains one or more manifest errors, then Sellers may, within fifteen days after receipt of the Closing Balance Sheet, deliver a notice (an "Objection Notice") to Buyer setting forth in reasonable detail all disputed items and the amounts thereof in Sellers calculation of the disputed amount(s). The Parties will use reasonable efforts to resolve, in good faith, any disagreements as to such computations, but if they do not obtain a final resolution within thirty days after Buyer has received the Objection Notice, the Parties will jointly retain an independent accounting firm of recognized national or regional standing (the "Accounting Firm") to resolve any remaining disagreements. If the Parties are unable to agree on the choice of the Accounting Firm, the Accounting Firm shall be a "big-six" accounting firm selected by lot (after excluding one firm designated by Buyer and by Sellers). The Parties shall use their best efforts to cause the Accounting Firm to resolve all disagreements over such disputed items as soon as practicable, the Parties and their respective employees shall cooperate with the Accounting Firm during its engagement. The determination of the Accounting Firm will be conclusive and binding upon the Parties. The Parties shall bear the costs and expenses of the Accounting Firm based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. Buyer shall deduct Sellers' obligation under the preceding sentence (up to a maximum of $50,000) from the Closing Date Hold-Back and remit such amounts in satisfaction of such obligation. In preparing the Closing Balance Sheet, Final Inventory shall include the Unsold Brooks Finished Inventory.

                    Section 1.6.1.5    Post-Closing Adjustment.
     Within five business days after either the Parties agree upon, or the Accounting Firm's determination of, the Closing Date
     Balances, a final increase or decrease to the Purchase Price (the "Final Adjustment") shall be calculated as follows:

               the sum of (a) the result of Final Accounts Receivable minus
               $22,565,000, multiplied by .90, (b) the result of Final Inventory minus
               $32,283,000, multiplied by .70 and (c) the result of Final Pre-Paid Expenses minus $1,053,000.

     Buyer shall pay to Sellers (if such amount is positive), or Sellers shall pay to Buyer (if such amount is negative), the sum of (a) the Closing Date Hold-Back and (b) the Final Adjustment by wire transfer of immediately available funds plus interest accrued thereon from the Closing Date to the date of payment at a rate of 7% per annum (which obligation shall be joint and several among the obligors).

                    Section 1.6.1.6    Application of GAAP.  All
     determinations pursuant to this Section 1.6.1 shall be made in accordance with GAAP.

               Section 1.6.2 Royalties. Buyer shall pay to Sellers, on or before the 45th day following the first anniversary of the Closing Date, cash in an amount (the "Royalties") equal to 2% of Buyer s Net Sales Revenues during the first year following the Closing in respect of those product categories acquired by Buyer from Sellers, as set forth on Schedule 1-G (the "Product
     Categories").   In the event that Buyer sells or discontinues,
     prior to the first anniversary of the Closing Date, any of the businesses relating to the Product Categories, the sales of which are included in Sellers' September 1996 sales forecast for 1997, which projections appear opposite each Product Category on
     Schedule 1-G (the "Projections"), then revenues generated from sales for any such sold Product Categories shall be deemed equal to the projected annual sales for such Product Categories as reflected in the Projections. For purposes of this section, "Net Sales Revenue" shall mean revenues generated from sales, net of returns, discounts and allowances, each as determined in accordance with GAAP.

               Section 1.6.3 Cincinnati Employee Payments. Buyer agrees to offer employment on an at-will basis to each employee of Sellers employed at Sellers' Cincinnati, Ohio facility as of October 16, 1996 and also employed on the date immediately prior to the Closing Date (collectively, the "Cincinnati Employees"). As an inducement to accept such short-term at-will employment, Buyer agrees to pay each Cincinnati Employee within two business days after termination of his or her employment by Buyer the amount set forth on Schedule 1-H (collectively, the "Cincinnati Employee Payments"), as such schedule may be amended by Buyer through the Closing. Notwithstanding anything to the contrary contained herein, Buyer shall not assume any severance obligations for any employee or former employee of any of Sellers or their predecessors.

          Section 1.7 Allocation of the Consideration. The Consideration shall be allocated among the Acquired Assets in such manner as Buyer may determine, as reflected on Schedule 1-I (as such Schedule may be amended by Buyer prior to Closing, and adjusted to reflect the adjustments set forth herein). Each Seller shall agree to such allocation and will file all necessary forms to effectuate such allocation. All allocations made pursuant to this Section shall be binding upon the Parties and upon each of their successors and assigns, and the Parties shall report the transaction herein in accordance with such allocations for tax purposes and shall not take any position on any tax return that is inconsistent therewith.

                                 Article II
                         Closing of the Transaction

          Section 2.1 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a place and time mutually agreed to by the Parties, on the later of (a) the eleventh day after the entry by the Bankruptcy Court of the Sale Order, or such earlier date after the entry of such Sale Order that Buyer elects in its sole discretion to proceed with the Closing prior to such eleventh day; and (b) the first business day subsequent to the entry by the Bankruptcy Court of the Sale Order on which there is no stay of the Sale Order or the Closing in effect; or such other time as the parties agree (the "Closing Date"). Notwithstanding the foregoing, the Closing is expressly subject to the satisfaction or waiver of each of the conditions to closing set forth in Article III hereof. The parties hereto agree that time is of the essence with respect to the transactions contemplated hereby.

          Section 2.2 Deliveries at the Closing. At the Closing, each Seller shall convey to Buyer good and marketable title to all of its Acquired Assets, free and clear of all Liens, claims, charges, security interests and other encumbrances, and deliver to Buyer special warranty deeds, bills of sale, assignments of leases and contracts, documents acceptable for recordation in the United States Patent and Trademark Office, the United States
     Copyright Office and any other similar domestic or foreign office, department or agency, all in form and substance satisfactory to Buyer and its counsel and any other instruments of conveyance (collectively, "Conveyance Documents") which are necessary or desirable to effect transfer of such Acquired Assets to Buyer. Each Party shall deliver to the other Parties the other documents, instruments or certificates required to be delivered as a condition precedent to such other Parties obligations pursuant to Sections 3.1 and 4.1. Each Seller shall deliver to Buyer certification pursuant to Treasury Regulation SECTION 1.1445-2(b)(2) that such Seller is not a foreign person. Simultaneously with the deliveries described in this section, Sellers will take such steps as may be necessary to put Buyer in immediate actual possession and operating control of the Acquired Assets.

                                Article III
                         Conditions to Obligations

          Section 3.1 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

               Section 3.1.1 Representations and Warranties. The representations and warranties of Sellers contained herein, in the other Transaction Documents and in all certificates and other documents delivered by Sellers to Buyer pursuant hereto and thereto or in connection with the transactions contemplated herein shall be true and correct in all material respects (without regard to any qualifications as to materiality or material adverse effect) at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement.

               Section 3.1.2 No Material Changes. There shall have been no Material Adverse Effect or a material adverse change in the Spring 1997 order book (including, without limitation, quantity of units, price terms and conditions and suppliers) of Sellers, in each case where such change occurs after the time Buyer s condition to Closing set forth in Section 3.1.3 has been satisfied or waived.

               Section 3.1.3 Due Diligence. Sellers shall have provided Buyer and its accountants, consultants and attorneys sufficient access to the Acquired Assets and Sellers books and records to complete its legal, accounting and business due diligence review of Sellers (including, without limitation, factory and facility inspections, review of the Schedules hereto, any amendments or supplements thereof and the items referred to therein, environmental due diligence, review and evaluation of the condition and aging of accounts receivable and inventory, review of financial statements for the calendar year ending December 31, 1995, review of management information systems, and a review and comparative analysis of actual performance versus projected performance with respect to, among other things, margins, revenues, gross profits and selling, general and administrative expenses) and any and all benefit plans maintained or contributed to by any of Sellers. Buyer's right of access shall include the right to enter upon any of the Acquired Assets to conduct an environmental investigation of said Assets, which investigation may include, in the sole judgment of Buyer, environmental testing (including, but not limited to, soil testing, surface or groundwater testing, air monitoring, testing of the integrity of underground storage tanks, and sampling of suspect asbestos-containing materials), Sellers shall cooperate with Buyer to complete this investigation. Buyer's obligation to consummate the transactions contemplated hereby is subject to Buyer being satisfied in its sole discretion with the results of such due diligence review; provided, however, that Buyer shall be deemed to have waived this condition (other than with respect to any Environmental Matters with respect to which this condition shall remain in effect until Closing) if, prior to November 13, 1996 at 5:00 P.M. New York time, Buyer shall not have provided Sellers with written notice of Buyer's disapproval of the results of such due diligence review.

               Section  3.1.4  Performance.  Sellers shall have
     performed and complied in all material respects with all covenants and agreements required by this Agreement and the Letter of Intent to be performed or complied with by Sellers on or prior to the Closing Date.

               Section 3.1.5 Consents; Liens; Licenses. All consents, permits, approvals, licenses and other authorizations (including, without limitation, any necessary environmental consents, permits and approvals) by foreign, federal, state and local governmental agencies that are required for the consummation of the transactions contemplated hereby or by third parties that are required in order to prevent a breach of, or a default under or a termination or modification of, any contract to which the Acquired Assets are subject (including, without limitation, (a) the expiration or early termination of any and all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act ) and (b) the written consents of the licensors under the Designated Licenses to the assignment to Buyer (without cost to Buyer or, except with respect to the payment of Cure Costs, Seller) of the Designated Licenses), the absence of which would have a Material Adverse Effect or which is listed on Schedule 3-A, will have been obtained.

               Section 3.1.6 Successful Bidder. Buyer shall be the successful bidder in the auction, if any, regarding the Acquired Assets.

               Section 3.1.7 Cincinnati Lease. Buyer shall have (a) entered into an agreement with the lessor under the lease covering the Cincinnati, Ohio facility, or (b) otherwise obtained assurances satisfactory to Buyer that Buyer will be provided at least 240 days access to such facility, in either case on terms and conditions satisfactory to Buyer.

               Section 3.1.8 Chambersburg Lease. Buyer shall have obtained assurances satisfactory to Buyer that Buyer will be provided at least 12 months access to the Chambersburg facilities on terms and conditions satisfactory to Buyer.

               Section 3.1.9 CIT Agreements. CIT shall have (a) approved this Agreement (subject only to CIT's right to withdraw such approval if it determines, in its sole and absolute discretion, that the consummation of the transactions contemplated by this Agreement will not result in the indefeasible payment in full and in cash of all of Seller's obligations to CIT (excluding the claims of CIT's participants) at the Closing) and such approval shall not have been withdrawn,
     (b) released and turned over to Buyer all property or assets in its possession, custody and control (directly or indirectly, beneficially or legally) that represent Acquired Assets (including, but not limited to any proceeds in or submitted to any lock-box accounts) and (c) agreed to release and turn over to Buyer any property or assets that come into its possession, custody and control after the Closing that represent Acquired Assets and to cooperate with Buyer and provide Buyer with documents and information relating to such property and assets to the extent reasonably requested by Buyer (together, the "CIT Agreements"). CIT shall have executed such agreement, documents, instruments and certificates as Buyer reasonably requests to insure satisfaction of the conditions set forth in this section.

               Section  3.1.10  Board Approval.  Buyer's board of
     directors shall have approved the transactions contemplated hereby and the form, terms and conditions of this Agreement.

               Section  3.1.11  Collective Bargaining Agreement.
     Sellers shall have entered into a new collective bargaining agreement with the Union on terms and conditions satisfactory to Buyer.

               Section 3.1.12 Assignment Order. The Bankruptcy Court shall have entered the Assignment Order, in form and substance satisfactory to Buyer, directing Sellers to assume and assign to Buyer the Assigned Contracts (including the HQ Lease and the Designated Licenses), which licenses, Designated Licenses, contracts and leases shall be assigned, subject to the provisions of Section 7.1, without any cure cost to Buyer or adequate assurance of future performance liability pursuant to Sections 365(b) and 365(f)(2) of the Bankruptcy Code.

               Section 3.1.13 Sale Order. The Bankruptcy Court shall have entered, and the clerk of the court shall have entered on the docket, on or before November 15, 1996, the Sale Order, in form and substance satisfactory to Buyer, authorizing Sellers to enter into and consummate this Agreement and confirming that Buyer constitutes a good faith purchaser within the meaning of
     Section 363(m) of the Bankruptcy Code.

               Section 3.1.14 Litigation. No action or proceeding before any court or government body, other than any appeal of the Sale Order, will be pending or threatened which is reasonably likely to result in a Material Adverse Effect, prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

               Section 3.1.15 Other Documents. On the Closing Date, Sellers will have delivered to Buyer each of the following:

               (a) a certificate signed by Sellers in a form reasonably satisfactory to Buyer, dated the Closing Date, stating that the conditions specified in Sections 3.1.1, 3.1.2 and 3.1.4 have been satisfied;

               (b) certified copies of the resolutions duly adopted by the board of directors of each Seller authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby, each as contemplated in compliance with Section 4.1.2 hereof;

               (c)  evidence of title insurance as follows:

                    (i) with respect to the Real Property, Buyer shall have obtained, at Buyer's sole cost and expense, an ALTA Owner's (or Leasehold owner's, as applicable) Title Insurance Policy or Policies Form B-1992 issued by a title insurance company satisfactory to Buyer (the "Title Policy"), together with copies of all underlying title documents identified therein, insuring fee simple title to the Real Property to be in Buyer as of the Closing Date, subject only to the Permitted Exceptions (as defined in Section 4.1.10(a)(i) hereof) in such amount as Buyer determines to be the fair market value (including all improvements thereon) of the Real Property issued thereunder. The Title Policy shall contain an extended coverage endorsement deleting all standard printed exceptions, an ALTA Zoning Endorsement 3.1, with parking, a survey endorsement, a contiguity endorsement, if applicable, and an access endorsement evidencing legal access to the Real Property and such other endorsements as reasonably requested by Buyer;

                    (ii)  such further affidavits, agreements and
          assurances (including "gap" and other indemnities) reasonably and customarily required by the title insurer in order to facilitate Buyer's efforts and ability to obtain the Title Policy; and

                    (iii) with respect to the Real Property, and as to which a Title Policy is to be procured, Buyer shall have obtained, at Buyer's sole cost and expense, a current survey of the Real Estate, certified to Buyer, the title insurer, any third party lending institution designated by Buyer and any other party reasonably designated by Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadway, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads (the "Survey"); provided, that (other than Permitted Exceptions) the Survey shall not disclose any survey defect or encroachment from or onto the Real Property which has not been cured or insured over prior to the Closing; and

               (d) an affidavit of service and publication from Sellers evidencing compliance with the order of the Bankruptcy Court, dated October 28, 1996, regarding notice of the Hearing on the motion seeking approval and authorization for the Sale Order (the "Sale Motion").

               Section 3.1.16 Financial Statements. Buyer shall have received from Sellers (i) financial information sufficient to permit Buyer and Hartmarx, in their sole and absolute discretion, and without additional cost to Buyer (or Hartmarx), to satisfy their obligations with respect to applicable law, including, without limitation, all securities laws, rules and regulations with respect to the transactions (which may require Sellers to provide Buyer and/or Hartmarx certified financial statements for periods preceding the Closing) and (ii) such unaudited financial statements of Sellers for the current year through the most recent period for which such financial statements are available, prepared in accordance with GAAP.

          Section 3.2 Waiver of Buyer's Conditions. Any conditions specified in Section 3.1 may be waived by Buyer, in whole or in part, without the need to provide any additional notice to the Bankruptcy Court or any creditor or other party in interest other than Sellers by proceeding to close; provided, that no such waiver (other than a waiver of Section 3.1.3 that is deemed to have occurred pursuant to the terms of such Section) will be effective unless it is set forth in a writing executed by Buyer.

          Section 3.3 Conditions to Sellers Obligations. Except as otherwise expressly provided in this Agreement, the obligation of Sellers to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions on or before the Closing Date:

               Section 3.3.1 Representations and Warranties. The representations and warranties of Buyer and Hartmarx contained herein, in the other Transaction Documents and in all certificates and other documents delivered by Buyer to Sellers pursuant hereto and thereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement.

               Section 3.3.2 HSR Period. Any and all applicable waiting periods under the HSR Act shall have expired or been terminated.

               Section 3.3.3 Assignment Order. The Bankruptcy Court shall have entered the Assignment Order authorizing Sellers to assume and assign to Buyer the Assigned Contracts (including the HQ Lease and the Designated Licenses).

               Section 3.3.4 Sale Order. The Bankruptcy Court shall have entered, and the clerk of the court shall have entered on the docket, on or before November 15, 1996, the Sale Order.

               Section 3.3.5 CIT Approval. CIT shall have approved the Purchase Agreement (subject only to CIT's right to withdraw such approval if it determines, in its sole and absolute discretion, that the consummation of the transactions contemplated by this Agreement will not result in the indefeasible payment in full and in cash of all of Seller's obligations to CIT (excluding the claims of CIT's participants) at the Closing) and such approval shall not have been withdrawn.

               Section 3.3.6 Performance. Buyer and Hartmarx shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

          Section 3.4 Waiver of Sellers Conditions. Any conditions specified in Section 3.3 may be waived by Sellers, in whole or in part, without the need to provide notice to the Bankruptcy Court or any creditor or other party in interest other than Buyer; provided, that no such waiver will be effective unless it is set forth in a writing executed by Sellers.

                                 Article IV
                       Representations and Warranties

          Section 4.1 Representations and Warranties of Sellers. As a material inducement to Buyer to enter into and perform its obligations under this Agreement, each Seller jointly and severally represents and warrants to Buyer as follows:

               Section 4.1.1 Organization of Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified to do business in every jurisdiction in which the failure to so qualify could have a material adverse effect on the business, assets, condition (financial or otherwise), operating results or prospects of such Seller or of the Acquired Assets.
     Schedule 4-A attached hereto lists the state of incorporation of each Seller and all of the jurisdictions in which such Seller is qualified to do business as a foreign corporation. The copies of each Seller s certificate of incorporation and bylaws which have been furnished to Buyer, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete and in compliance with all applicable provisions of law.

               Section 4.1.2 Authorization. Except for the entry of the Sale Order, the execution, delivery and performance by each Seller of this Agreement, the Transaction Documents and the transactions contemplated hereby have been duly and validly authorized by each Seller and no other corporate act or proceeding on the part of any Seller, its board of directors or its stockholders is necessary to authorize the execution, delivery or performance by such Seller of this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby. Subject to Entry of the Sale Order, this Agreement has been duly executed and delivered by each Seller and this Agreement and the other Transaction Documents to which each Seller is a party each constitute a valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms.

               Section 4.1.3 Noncontravention. Subject to the entry of the Sale Order and the Assignment Order, neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, shall
     (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which any Seller is subject or any provision of the articles of incorporation or bylaws of any Seller which would have a Material Adverse Effect, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement that represents an Assigned Contract or to which any of the Acquired Assets is subject, which would have a Material Adverse Effect, or (c) result in the imposition of any Lien upon any of the Acquired Assets. No Seller is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency in order for the Party to consummate the transactions contemplated by the Transaction Documents, except as may be required under the HSR Act.

               Section  4.1.4  Brokers  Fees.  No Seller has any
     liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Transaction Documents.

               Section 4.1.5 Subsidiaries and Investments. Except as set forth on Schedule 4-C attached hereto, at all times prior to the date hereof, no Seller has had any Subsidiaries other than other Sellers. Except as set forth on Schedule 4-C attached hereto, no Seller owns, directly or indirectly, any stock, partnership interest or joint venture interest in, or any security or equity interest issued by, any other Person or any option or right to acquire any of the foregoing.

               Section 4.1.6 Financial Statements. Schedule 4-D attached hereto contains the following financial statements
     (collectively the "Financial Statements"):

               (a) the consolidated and consolidating (audited with respect to the year ended December 31, 1994) balance sheets of Sellers as of December 31, 1995, and December 31, 1994 and the related consolidated statements of income, shareholders' equity and changes in financial position for the twelve-month periods then ended; and

               (b) the consolidated unaudited balance sheet of Sellers as of May 31, 1996 (the "May Balance Sheet").

     Each of the Financial Statements has been based on information contained in Sellers books and records and fairly presents, in all material respects, Sellers financial condition and results of operations as of the times and for the periods referred to therein, and each of the Financial Statements have been prepared in accordance with GAAP.

               Section  4.1.7  Absence of Certain Developments.

               (a) Except as set forth in Schedule 4-F or as authorized pursuant to any order entered by the Bankruptcy Court, since May 31, 1996, Sellers have conducted their business only in the ordinary course of business consistent with past custom and practice (taking into account their position as debtors in possession, including their liquidity and constraints imposed by their lenders), have incurred no liabilities other than in the ordinary course of business consistent with past custom and practice (excluding liabilities directly relating to the Chapter 11 Case, such as professional fees), and have not:

                    (i)  sold, assigned or transferred any of
          Sellers' assets, except in the ordinary course of business consistent with past custom and practice, or mortgaged, pledged or subjected them to any Lien, except for Liens for current property Taxes not yet due and payable, or canceled without fair consideration any material debts or claims owing to or held by them;

                    (ii)  sold, assigned, transferred, abandoned
          or permitted to lapse any licenses or permits which, individually or in the aggregate, are material to the Acquired Assets or any portion thereof, or any of the Intellectual Property, Intellectual Property Licenses or other intangible assets, or disclosed any material proprietary confidential information to any Person, except in the ordinary course of business consistent with past custom and practice, or granted any license or sublicense of any rights under or with respect to any Intellectual Property or Intellectual Property Licenses;

                    (iii)  made or granted any increase in, or
          amended or terminated, any existing employee plan, program, policy or arrangement to which any Seller is a party or contributes or which any Seller maintains, including, without limitation, any Employee Benefit Plan, or adopted any new employee benefit plan or arrangement, or amended or renegotiated any existing collective bargaining agreement or entered into any new collective bargaining agreement or multi-employer plan;

                    (iv) conducted its cash management practices (including the collection of receivables, payment of payables and maintenance of inventory control and pricing and credit practices) other than in the usual and ordinary course of business consistent with past custom and practice (taking into account Sellers position as debtors in possession, including their liquidity and constraints imposed by their lenders); or

                    (v) suffered any extraordinary loss, damage, destruction or casualty loss or waived any rights of material value, whether or not covered by insurance and whether or not in the ordinary course of business or consistent with past custom and practice.

               (b) No party (including any Seller) has accelerated, terminated, modified, or canceled any contract, lease, sublease, license, sublicense or other agreement set forth on the Assigned Contracts List.

               Section 4.1.8 Compliance with Laws. Other than with respect to the nonpayment of claims, each Seller and its predecessors have complied with all laws, including the regulations promulgated pursuant thereto, and court or administrative orders and processes (other than ERISA and Environmental, Health and Safety Laws, which matters are addressed in Sections 4.1.16 and 4.1.17, respectively), where the failure to so comply would have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or threatened against any of them alleging any failure to comply with such laws, regulations, orders or processes which is reasonably likely to have a Material Adverse Effect.

               Section  4.1.9  Title to Properties.

               (a) Subject to the entry of the Sale Order, Sellers have good and marketable title, free and clear of all Liens (other than Liens for current Taxes not yet due and payable and Liens otherwise reflected on the Financial Statements) to all of the Acquired Assets other than the Real Property used in the conduct of Sellers business.

               (b) The Acquired Assets (other than cash and inventory), together with the Excluded Assets, constitute all assets that are owned or leased that Sellers use to conduct their business and operations as of the date hereof.

               Section  4.1.10  Real Property.

               (a) Schedule 1-A lists all Real Property (other than the Sellers' Real Property located in Wilmington, Delaware) that Sellers own in fee (the "Owned Real Property"), including a legal description thereof. With respect to each parcel of Owned Real Property of each Seller and subject to entry of the Sale Order:

                    (i)  such Seller (as the case may be) has
          good and marketable title to such parcel of real property, free and clear of any Lien, easement, covenant, condition or other restriction, except for installments of real property taxes and special assessments not yet delinquent, zoning laws, ordinances and regulations affecting the Owned Real Property, provided the same are not violated by existing improvements or the current use and operation of the Owned Real Property, and recorded easements, covenants, conditions and other restrictions which do not individually or in the aggregate impair the current use, occupancy, value or marketability of title of the parcel of real property subject thereto (the "Permitted Exceptions") and except for those matters listed in the title reports and surveys described on Schedule 1-A;

                    (ii)  there are no pending or threatened
          condemnation proceedings, lawsuits or administrative actions relating to the parcel of Owned Real Property or other matters affecting materially and adversely the current use, occupancy or value thereof;

                    (iii) the improvements located on the parcel of Owned Real Property are supplied with utilities and other services necessary for the operation thereof; the improvements are in compliance, in all material respects, and have been operated and maintained by such Seller in accordance with, in all material respects, all applicable laws, rules and regulations (other than Environmental, Health and Safety Laws, which matters are addressed in Section 4.1.17); and all approvals of Governmental Authorities (including licenses, permits and certificates) required in connection with the ownership or operation thereof have been obtained;

                    (iv)  there are no leases, subleases,
          licenses, concessions or other agreements, written or oral, granting to any party the right of use or occupancy of any portion of the parcel of Owned Real Property, other than those set forth in Schedule 1-A;

                    (v)  there are no outstanding options or
          rights of first refusal granted by Sellers to purchase the parcel of Owned Real Property, or any portion thereof or interest therein, other than those set forth in Schedule 1-A;

                    (vi)  there are no parties in possession of
          the parcel of Owned Real Property, other than Sellers, other than those set forth in Schedule 1-A;

                    (vii)  none of the improvements on the Owned
          Real Property encroaches upon real property of another person and no structure of any other person substantially encroaches upon any Owned Real Property, except as shown on the surveys; and

                    (viii)  there is vehicular access from the
          parcel of real property to a public road either directly or via a permanent, irrevocable, appurtenant easement benefitting such parcel.

               (b)  Schedule 4-G lists all leased Real Property
     ("Leased Real Property") of each Seller. Each Seller has delivered a true, correct and complete copy of each of the leases and subleases for the Leased Real Property to Buyer. With respect to each lease and sublease comprising the Leased Real Property of each Seller:

                    (i)  the lease or sublease is legal, valid,
          binding, enforceable and in full force and effect, and constitutes the entire agreement between the parties and there are no other agreements, whether oral or written, between the parties;

                    (ii) except as set forth in Schedule 4-G, no Seller is in default under the lease or sublease and, to Seller's knowledge, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (iii)  no party to the lease or sublease has
          repudiated any provision thereof, and there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease, other than as disclosed in Schedule 4-G;

                    (iv)  with respect to each sublease, to the
          knowledge of such Seller, the representations and warranties set forth in subsections (i) through (iii) above are true and correct with respect to the underlying lease;

                    (v)  such Seller has not assigned,
          transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold other than as set forth in Schedule 4-G;

                    (vi)  all improvements leased or subleased
          thereunder are supplied with utilities and other services necessary for the operation of each such Seller's business conducted at such site; the improvements leased to Sellers are in compliance in all material respects and have been operated and maintained by each such Seller in accordance with, in all material respects, all applicable laws, rules and regulations (other than Environmental, Health and Safety Laws, which matters are addressed in Section 4.1.17); and all approvals of Governmental Authorities (including licenses, permits and certificates) required in connection with the ownership or operation thereof have been obtained;

                    (vii)  each such Seller has a good and valid
          leasehold estate in the Leased Real Property, free and clear of any Lien, easement, covenant, condition or other restriction, except for Permitted Exceptions; and

                    (viii)  none of the improvements on the
          Leased Real Property located in Erlanger, Kentucky encroaches upon real property of another person and no structure of any other person substantially encroaches upon such Leased Real Property which, in any case, could have a Material Adverse Effect on the current use, occupancy, value or marketability of title of such Leased Real Property.

               Section  4.1.11  Intellectual Property.

               (a) Schedule 4-I sets forth a complete and correct list of all: (i) patented or registered Intellectual Property and pending patent applications or other applications for registrations of Intellectual Property owned or filed by or on behalf of each Seller; (ii) all trade names and unregistered trademarks and service marks owned or used by each Seller; (iii) all unregistered copyrights owned or used by each Seller and material to the conduct of the Acquired Assets and such Seller s business; and (iv) all Intellectual Property Licenses or similar agreements or arrangements for the Intellectual Property to which each Seller is a party, either as licensee or licensor.

               (b) Subject to entry of the Assignment Order, except as set forth in Schedule 4-I: (i) each Seller owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, the Intellectual Property necessary for the operation of the Acquired Assets and such Seller s business as currently conducted or as currently proposed to be conducted, free and clear of all Liens, licenses, security interests, encumbrances and other restrictions; (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made, is currently outstanding or is threatened, and there are no grounds for the same; (iii) no Seller has received any notices of, or is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property; (iv) no Seller has infringed, misappropriated or otherwise taken any action that conflicts with any intellectual property rights or other rights of any third parties and no Seller is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of any Seller's business as currently conducted or as currently proposed to be conducted; (v) the transactions contemplated by this Agreement will not conflict with, violate, terminate or create an enforceable right to terminate any Intellectual Property License or other agreement with any third party relating to the Intellectual Property.

               Section 4.1.12 Contracts and Commitments. Except as set forth in Schedules 4-G, 4-I or 4-J, no Seller is a party to any written or oral:

               (a) agreement or indenture relating to the borrowing of money or mortgaging, pledging or otherwise placing a Lien on any of Sellers' assets or property;

               (b) lease or agreement under which it is lessee of or holds or operates any personal property owned by any other party;

               (c) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

               (d) contract relating to the supply or distribution of Sellers' products;

               (e) contract or group of related contracts with the same party continuing over a period of more than six (6) months from the date or dates thereof that is not terminable by each party thereto on thirty (30) days or less notice without penalty;

               (f)  license or royalty agreement;

               (g) agreement, arrangement or understanding with any officer, director, partner, stockholder or other insider or Affiliate of Seller (other than for employment on customary terms);

               (h) contract which prohibits it from freely engaging in business anywhere in the world (other than territorial limitations contained in any Licenses); or

               (i) other agreement relating to the Acquired Assets or the Assumed Liabilities, whether or not entered into in the ordinary course of business.

     Except as disclosed in Schedules 4-G, 4-I or 4-J, (i) to the best of Sellers knowledge, no contract or commitment described on such schedules has been breached in any material respect or canceled by the other party that has not been duly cured or reinstated, (ii) each Seller has in all material respects performed all of its obligations required to be performed by it under such contracts and commitments to the date of this Agreement and is not in receipt of any written claim of default under any such contract or commitment, and (iii) to Sellers knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would result in a breach or default under any such contract or commitment. Buyer has been supplied with a true and correct copy of all written contracts as specified on Schedules 4-G, 4-I or 4-J, together with all amendments, waivers or other changes thereto.

               Section 4.1.13 Insurance. Schedule 4-K attached hereto lists and briefly describes each insurance policy maintained by each Seller with respect to its properties, assets and business. All of such insurance policies are in full force and effect, and no Seller is in default with respect to its obligations under any of such insurance policies or has received any notification of cancellation of any of such insurance policies or has any claim outstanding which could be expected to cause a material increase in such Seller s insurance rates.

               Section  4.1.14  Litigation.  Except as set forth on
     Schedule 4-B attached hereto, there are no actions, suits, grievances, proceedings (including, without limitation, arbitration proceedings), orders, governmental investigations or inquiries or claims pending or to Sellers knowledge threatened against or affecting any Seller at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, the U.S. Equal Employment Opportunity Commission or the National Labor Relations Board or any similar foreign, state or local body), and there is no basis for any of the foregoing. Schedule 4-B sets forth for each matter included thereon a concise summary of the matter setting forth, if known to any Seller and if applicable, the amount of any claim against any Seller in connection with such matter and the docket number of any action in connection with such matter. The matters set forth on Schedule 4-B would not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               Section 4.1.15 Product. No material liability exists for replacement or other damages in connection with sales or deliveries of products sold by the Sellers at any time prior to the Closing Date. Except as disclosed in writing to Buyer prior to the date hereof, no products heretofore sold by Sellers are now subject to any returns, discounts, allowances, credits or other accommodations, formal or informal, written or oral, other than Sellers standard terms and conditions of sale.

               Section  4.1.16  Employee Benefit Plans.

               (a)  Except for Employee Benefit Plans listed on
     Schedule 4-L, with respect to current or former employees of Sellers, independent contractors, or the spouses, beneficiaries or dependents thereof, Sellers do not maintain, do not contribute or have any obligation to contribute to and do not have or have not had any liability or potential liability with respect to any
     (i) qualified defined contribution or defined benefit plans or arrangements (whether or not terminated) which are employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Employee Pension Plan"); (ii) any ongoing or terminated funded or unfunded employee welfare benefit plans (as defined in Section 3(1) of ERISA) ("Employee Welfare Plan"); or (iii) any plan, policy, program or arrangement (whether or not terminated) which provides non-qualified deferred compensation benefits, bonus benefits or compensation, incentive benefits or compensation, severance benefits or compensation, "change of control" (as set forth in Code Section 280G) benefits or compensation or any program, plan, policy or arrangement which provides any health, life, disability, accident, vacation, tuition reimbursement or other fringe benefits ("Employee Other Benefit Plan"). Sellers have complied in all material respects with the requirements of
     Section 4980B of the Code, and with the requirements of ERISA and the Code with respect to all Employee Benefit Plans. Except as listed in Schedule 4-L, none of Sellers is obligated (under any contract entered into before the Closing) to make any payments that would be nondeductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law). Except as set forth on Schedule 4-L, Sellers do not and have not within the last five years participated in or contributed to any multi-employer plan (as defined in Section 3(37) of ERISA) ("Multi-employer Plan") nor do Sellers have any other liability, including any potential withdrawal liability, with respect to any Multi-employer Plan and Sellers have not incurred any current or potential withdrawal liability as a result of a complete or partial withdrawal (or potential partial withdrawal) from any Multi-employer Plan. Except as disclosed on
     Schedule 4-L, Sellers do not maintain or have any obligation to contribute to (or any other liability with respect to) any funded or unfunded Employee Benefit Plan which provides post-retirement health, accident or life insurance benefits to current or former employees, current or former independent contractors, current or future retirees, their spouses, dependents or beneficiaries, other than limited health benefits required to be provided to former employees, their spouses and other dependents under Code
     Section 4980B.

               (b)  As of the Closing Date, except as disclosed on
     Schedule 4-L, none of the Employee Pension Plans have incurred any "accumulated funding deficiency" as such term is defined in
     Section 302 of ERISA or Section 412 of the Code, whether or not waived, and no proceeding by the PBGC to terminate any such Employee Pension Plan has been instituted or threatened. Except as disclosed on Schedule 4-L, Sellers have not incurred any liability to the PBGC, the Internal Revenue Service, the Department of Labor, any other governmental agency, any Multi-employer Plan or any person with respect to any Employee Benefit Plan currently or previously maintained by members of the Controlled Group of Companies that includes any Seller that has not been satisfied in full, and no condition exists that presents a material risk to Sellers of incurring such a liability, other than liability for premiums due the PBGC.

               (c)  With respect to each Employee Benefit Plan,
     Sellers have furnished to Buyer accurate descriptions of the Employee Benefit Plans.

               Section  4.1.17  Environment, Health and Safety.
     Except as would not result in a Material Adverse Effect, each Seller has obtained all permits, licenses, and other authorizations which are required for the ownership and operation of the Acquired Assets under all applicable Environmental, Health and Safety Laws and none will require consent, notification or other action to remain in full force and effect after the consummation of the transactions contemplated hereby. No Seller has handled or disposed of any substance, arranged for the onsite or offsite disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated the Acquired Assets or any property or facility (and no such property is contaminated with hazardous materials, substances or wastes) or otherwise conducted any activity, and there are no other conditions or circumstances in connection with or relating to Acquired Assets or Real Property, so as to give rise to any material liability or corrective or remedial obligation under or relating to any Environmental, Health and Safety Laws. Each Seller has complied in all material respects with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, order or notice has been filed or commenced or to any Seller's knowledge, threatened, against, or issued to, any Seller alleging any failure to so comply or alleging any liability under Environmental, Health and Safety Laws. No Seller has either expressly or by operation of law, assumed or undertaken any material liability of any other Person under any Environmental, Health and Safety Laws. No underground storage tanks, lead, asbestos-containing materials, or PCB-containing equipment or fluids have been or are present on any real property listed on Schedule 1-A. No Real Property nor any property to which any substance located on or resulting from the use of any Acquired Assets has been transported is listed on, or to any Seller s knowledge, proposed for listing on the National Priorities List, CERCLIS or any similar federal, state, local or foreign list of sites requiring investigation or cleanup. There has been no environmental investigation, audit, test or review of which any Seller has knowledge in relation to any Acquired Asset, including, without limitation, any Real Property, which has not been delivered to Buyer at least five days prior to the date hereof. The transactions contemplated by this Agreement do not impose any obligations under any Environmental, Health and Safety Laws for site investigation or cleanup, or notification to any government agencies or third parties.

               Section 4.1.18 Insider Interests. No officer or director of any Seller or any relative of such an officer or director has any agreement with any Seller or any interest in any property (real, personal or mixed, tangible or intangible) used in or pertaining to the Acquired Assets, except solely as a shareholder or employee.

               Section 4.1.19 Closing Date. The representations and warranties of Sellers contained in this Section 4.1 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, any Seller to Buyer shall be true and correct on the Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement.

          Section 4.2 Representations and Warranties of Buyer. As a material inducement to Sellers to enter into and perform their obligations under this Agreement, Buyer represents and warrants to Sellers as follows:

               Section  4.2.1  Organization of Buyer.  Buyer is a
     corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

               Section 4.2.2 Authorization of Transaction. Subject to approval of its board of directors, each of Buyer and Hartmarx has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Buyer and Hartmarx, enforceable in accordance with its terms and conditions (except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting the enforcement of creditors rights (including, without limitation, preference and fraudulent conveyance or transfer laws) and by general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law)).

               Section 4.2.3 Noncontravention. Except as would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby, neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, shall (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Buyer or Hartmarx is subject or any provision of the articles of incorporation or bylaws of Buyer or Hartmarx, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which Buyer or Hartmarx is subject. Neither Buyer nor Hartmarx is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for Buyer to consummate the transactions contemplated by the Transaction Documents, except as may be required under the HSR Act.

               Section 4.2.4 Financial Capacity to Perform. Buyer or Hartmarx has, and on the Closing Date and each other date that a payment to Sellers becomes due hereunder Buyer or Hartmarx will have, sufficient funds and credit arrangements available to cause Buyer to deliver the Purchase Price and any additional amounts payable by Buyer hereunder on such dates.

               Section 4.2.5 Brokers Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by the Transaction Agreements.

               Section 4.2.6 Closing Date. The representations and warranties of Buyer contained in this Section 4.2 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, Buyer to Sellers shall be true and correct on the Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement.

                                 Article V
                                 Covenants

          Section 5.1 Pre-Closing Covenants of Sellers. From and after the date of this Agreement to the Closing Date, except as otherwise consented to in writing by Buyer, each Seller shall (and shall cause its Subsidiaries that are Sellers to):

               (a) conduct such Seller's operations in a manner consistent with commercially reasonable business practices (taking into account Sellers' status as debtors-in-possession in the Chapter 11 Case, including their liquidity and constraints imposed by their lenders) and use its best efforts to maintain its businesses, employees, customers, assets and operations as an ongoing business as presently conducted, including by (i) keeping available the services of officers and employees, (ii) maintaining satisfactory relationships with others having business relationships with it (iii) conducting its cash management customs and practices (including, without limitation, the collection of receivables and payment of payables) in the usual and ordinary course of business, (iv) making all payments in post-petition liabilities when due under all pre-petition and post-petition licenses, contracts and leases in effect on the date hereof, (v) placing purchase orders only for reasonable quantities and at reasonable prices and accepting customer orders only for reasonable quantities on reasonable terms and at rates and in amounts consistent with past custom and practice and
     (vi) consulting with Buyer on a regular basis regarding the status of items referred to in clauses (i) through (v) above, including providing to Buyer not less than weekly a written schedule of each of (1) updated cash flow projections of Sellers and (2) raw materials inventory commitments of Sellers identified by brand to the extent appropriate;

               (b) promptly inform Buyer in writing of any variances from the representations and warranties contained in Section 4.1;

               (c) permit Buyer and its representatives to have full access to each Seller's books, records, property, facilities, customers, suppliers, sales representatives, consultants, key employees and independent accountants in connection with Buyer s due diligence review of such Seller;

               (d) use its best efforts to: (i) obtain Court approval of the Assignment Order and the Sale Order; (ii) obtain all third party and governmental approvals necessary or desirable to consummate the transactions contemplated hereby, and (iii) cause the other conditions hereunder to be satisfied;

               (e) maintain all of the Acquired Assets in good repair, order and condition, except for ordinary wear and tear not caused by neglect, and maintain insurance reasonably comparable to that in effect on the date hereof;

               (f) maintain the existence of and use reasonable efforts to protect all of its Intellectual Property and Intellectual Property Licenses (including, without limitation, the Designated Licenses) that constitute Acquired Assets;

               (g) maintain the existence of and protect all of its governmental permits, licenses, approvals and other authorizations with respect to the Acquired Assets;

               (h) comply with all applicable laws, ordinances, and regulations in the operation of the Acquired Assets (including, but not limited to, environmental and employee health and safety matters, and taking into account such Seller's status as debtors-in-possession in the Chapter 11 Case), where the failure to comply would have a Material Adverse Effect;

               (i) maintain its books, accounts and records in accordance with past custom and practice;

               (j) not (1) hire any new employee at an annual salary in excess of $50,000 or (2) terminate any key employee without the oral approval of Buyer;

               (k) except as listed on Schedule 5-A, not establish or contribute to any new, increase the benefit provided under, or amend or terminate any existing, plan, program, policy or arrangement covering employees including, without limitation, any Employee Benefit Plan, or amend or terminate any such existing plan, program, policy or arrangement;

               (l) without Buyer s prior written consent (except as part of Sellers' existing factoring arrangements with CIT), not enter into or offer, propose or solicit any other Person to enter into any transaction, arrangement or contract involving the extension of credit by any Seller in excess of $10,000;

               (m) not enter into any transaction, arrangement or contract with any officer, director, partner, stockholder or other insider or Affiliate of Sellers, except for transactions between Sellers entered into in the ordinary course of business;

               (n) other than sales of the Excluded Assets, not enter into any transaction (including, without limitation, transferring any of the Acquired Assets (including, without limitation, any property, plant and/or equipment located in the facilities being acquired by Buyer), placing any Liens on the Acquired Assets or entering into any new employment agreements) other than sales of Inventory in the ordinary course of business;

               (o)  not enter into or modify any union contract;

               (p) not assume or assign any contract or agreement relating to the Acquired Assets under Section 365 of the Bankruptcy Code; or

               (q) (i) not take or agree to take any action that would make any representation and warranty of any Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date, or (ii) not omit or agree to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

          Section 5.2 Approval of the Sale Order. Provided that Buyer is the successful bidder at the auction (if any) or that no other prospective purchaser bids at such auction, the Parties agree to take all reasonable steps to cause the Sale Order to be entered, and if entered, to comply with every term and requirement under the Sale Order.

          Section 5.3 Reasonable Access. Sellers shall afford Buyer and its counsel, accountants, lenders and other authorized representatives reasonable and continuing access during normal business hours to Sellers properties, facilities, equipment, books and records to enable Buyer and its advisors and lenders to make such reasonable investigations as they shall desire to make of the affairs of Sellers relating to the Acquired Assets or the Assumed Liabilities. Sellers shall furnish to Buyer or permit Buyer to obtain from Sellers' accountants such additional financial and operating data and other information which are readily available to Sellers or such accountants (and, except as otherwise provided herein, without any duty of Sellers to obtain any audit of same) as Buyer and its counsel, accountants, lenders and other authorized representatives shall from time to time reasonably request and shall afford Buyer and its representatives and lenders an opportunity to ask questions and to obtain from Sellers or such accountants any additional information which is readily available to Sellers or such accountants pertaining to such investigation. In addition, from and after the date hereof, Sellers shall permit representatives of Buyer access to Sellers employees and facilities during regular business hours to facilitate a smooth and orderly transition with respect to the operations of the Acquired Assets.

          Section 5.4 Cooperation. From time to time during the pendency of the Chapter 11 Case and after the Closing and subject to any restrictions contained in the Sale Order, each Party will execute and deliver to the other party such instruments of conveyance, assignment, transfer and delivery and take such other action as the other party reasonably may request to consummate the transactions contemplated hereby, including, without limitation, (a) executing affidavits and performing such other acts as are reasonably necessary to file any documents required to record the assignment of the Intellectual Property to Buyer with the Patent and Trademark Office and such other agencies as Buyer may designate, (b) filing all notices, reports and other filings with any governmental authority required to be submitted jointly by Buyer and Sellers in connection with the execution and delivery of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby. Subsequent to the Closing, the Parties, at their own cost, will assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested. Buyer shall maintain the records purchased hereunder and Sellers shall maintain the books and records retained hereunder pursuant to their standard retention policy; provided, that no such records shall be destroyed unless the holder provides the other Party hereunder with at least ninety (90) days prior written notice. Upon receipt of notice of destruction, the non-holder shall have the option, at its sole cost and expense, to take possession of the records set for destruction, in which case the non-holder shall assume all further cost of storage and destruction of such records. The Parties shall be afforded access to and the right to copy such records in the hands of the other Party during normal business hours, at the expense of the person requesting access.

                                 Article VI
                              Employee Matters

          Section 6.1 Employment of Certain Employees. Buyer agrees to offer employment to the following persons, each of whom is listed on Schedule 6-A, employed by Sellers as of October 16, 1996, from and after the Closing, on terms and conditions satisfactory to Buyer in its sole discretion: (a) 95 employees, or such lesser number of employees employed by Sellers on the date immediately prior to the Closing Date, at the Erlanger factory; (b) 270 employees, or such lesser number of employees employed by Sellers on the date immediately prior to the Closing Date, at the Knoxville factory; (c) 630 employees, or such lesser number of employees employed by Sellers on the date immediately prior to the Closing Date, at the Somerset factory; and (d) such other employees as are specified on Schedule 6-A (as it may be amended by Buyer through the Closing Date).

          Section 6.2 Union Matters. Buyer shall use its good faith efforts to obtain the agreement of the Union to permit all of Sellers Union employees hired by Buyer to be enrolled in Buyer s Retirement Income Plan upon the Closing and the agreement of the Amalgamated Clothing Retirement Fund and the Textile Retirement Fund, as the case may be, to release their claims against Sellers which accrued for August, September, October and November 1996. Whether or not Buyer obtains such agreements, Buyer shall provide to Sellers Union employees hired by Buyer service credit for purposes of benefit accrual in its Retirement Income Plan (or equivalent plan maintained or established by Buyer), only from August 1996 forward, or adjust the benefit such that such Union employees obtain four months of benefit accrual credit in such Retirement Income Plan; provided, however, that such Union Employees hired by Buyer shall be given service credit for purposes of vesting for the period employed by Sellers, but not for purposes of eligibility for early retirement, disability or other subsidized benefits. Buyer shall provide to Sellers' Union employees hired by Buyer retirement benefits on terms and conditions comparable to those currently provided to Sellers' employees under Sellers' present plan, subject in each case to the limitation on service credit for purposes of benefit accrual described in the preceding sentence.

          Section 6.3 Chambersburg. Subject to satisfaction of the conditions set forth in Section 3.1.8 and the Union Ratification,
     (i) Buyer agrees to offer employment to all employees at Seller s Chambersburg facility on terms and conditions satisfactory to Buyer, which shall include wage, workrule and benefit terms substantially the same as are currently in effect, with the exception that there will be no provision for severance benefits and (ii) Buyer agrees to keep the Chambersburg coat shop operation open until at least May 1, 1997 and the Chambersburg pant shop operation open until at least August 1, 1997.

                                Article VII
                       Licenses, Contracts and Leases

          Section 7.1 Executory Contracts, Licenses and Leases of Seller. Sellers shall have filed with the clerk of the Bankruptcy Court a motion (the Assignment Motion ) for an order authorizing Sellers to assume and assign to Buyer the Assigned Contracts and the Intellectual Property Licenses. The Assigned Contracts and Intellectual Property Licenses shall be identified (by the date of the Assigned Contract and the Intellectual Property License (if available), the other party to the license, contract or lease and the address of such party) on the Assigned Contracts List. Such list shall set forth the amounts or other actions necessary to cure defaults under each of such Assigned Contracts and Intellectual Property License as determined by Sellers based on Sellers' books and records. In cases in which Sellers are unable to establish that a default exists, such list shall designate the relevant cure amount at $0.00. The Assignment Motion shall request that objections to such motion shall be due on the same date as required for competing bids for the Acquired Assets, and, unless a party to an Assigned Contract or an Intellectual Property License succeeds on its objection, if any, the cure cost associated with such Assigned Contract or Intellectual Property License shall be the amount set forth on the Assigned Contracts List. The Assignment Motion shall further request that the Court require as the only necessary adequate assurance of future performance the promise by Buyer to perform under the Assigned Contracts and Intellectual Property Licenses. Sellers shall be responsible for payment, at or before Closing, of all cure costs associated with those contracts referred to on
     Schedule 7-A, including under Section 365(b)(i) of the Bankruptcy Code (the "Cure Costs"), subject to a maximum amount of $50,000 (the "Cure Cap"), and if the Cure Costs exceed the Cure Cap, then Buyer may, in its sole discretion, (a) pay all or some of the excess Cure Costs, and/or (b) at such time, and notwithstanding anything contained herein to the contrary, amend the Assigned Contracts List to remove licenses, contracts or leases; provided, however, that Sellers are required to pay all Cure Costs associated with any contracts other than those contracts set forth on Schedule 7-A, including those associated with the assumption of the Designated License for the Claiborne name. Buyer shall have the right, upon written notice to Sellers at any time prior to the Closing, to reject any Assigned Contract or Intellectual Property License (other than the Designated Licenses). In the event Buyer so provides written notice with respect to a license, contract or lease, such license, contract or lease shall be deemed not to be included in the Assigned Contracts or the Acquired Assets. The Assignment Order shall provide that upon such assignment to Buyer, all defaults shall have been deemed cured.

               Section 7.2 Nonassignable Contracts. To the extent that the assignment by Sellers to Buyer of any license, contract or lease that is designated an Assigned Contract or an Intellectual Property License (including the Designated Licenses) is not permitted by Bankruptcy Court order or otherwise or is not permitted without the consent of any other party to such license, contract or lease, this Agreement shall not be deemed to constitute an assignment of any such license, contract or lease if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such license, contract or lease, and Buyer shall assume no obligations or liabilities thereunder. In such event, Sellers shall exercise their best efforts, in good faith, to obtain the consent of the other party to such license, contract or lease to permit assignment of such license, contract or lease to Buyer. Sellers shall advise Buyer promptly in writing with respect to any license, contract or lease under which it knows or has reason to believe it will not receive the required consent. Sellers shall take all reasonable actions requested by Buyer and cooperate with Buyer to obtain any new license, contract or lease (if necessary) on substantially similar terms and conditions as those under the existing license, contract or lease. Without in any way limiting Sellers obligations to obtain all consents and waivers necessary for the sale, transfer, assignment and delivery of the Assigned Contracts, Intellectual Property Licenses and the Transferred Assets to Buyer hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Sellers shall continue to use their best efforts to obtain such consents and shall cooperate with Buyer in any arrangement designed to provide Buyer with the rights and benefits (subject to the obligations) under the such licenses, contracts or leases. Nothing contained in this section shall be deemed a waiver by Buyer of its right to determine that the non-assignability of any license, contract or lease constitutes a Material Adverse Effect to the Acquired Assets with respect to the transactions contemplated in this Agreement.

          Section 7.3 Performance of Obligations. Unless otherwise agreed to in writing by the Parties, through and including the Closing Date, Sellers shall make all payments on post-petition liabilities when due under all Designated Licenses. The Parties hereto shall cooperate in attempting to obtain the consensual transfer to Buyer of the licenses, executory contracts and unexpired leases specified by Buyer, whether pursuant to Bankruptcy Court order or otherwise.

                                Article VIII
                           Additional Agreements

          Section 8.1 Press Releases. Prior to the Closing or until this Agreement may be terminated in accordance with its terms and except as may otherwise be required by law or the applicable rules of any national securities exchange, neither Party shall issue any press releases or make any other public announcements relating to the transactions contemplated by this Agreement, without the prior written consent of the other Party hereto; provided, further, that prior to filing any pleadings relating to such transactions, Sellers shall consult with Buyer regarding the content of such pleadings.

          Section 8.2 Transaction Expenses. Except as otherwise agreed in this Agreement, the Letter of Intent or the Procedures Order, Buyer shall pay all expenses incurred by Buyer in connection with the transactions contemplated hereby (whether consummated or not), and Sellers shall pay all expenses incurred by Sellers in connection with the transactions contemplated hereby (whether consummated or not).

          Section 8.3 Certain Taxes. Notwithstanding any other provision of this Agreement to the contrary, all transfer, documentary, sales, occupation, lease use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Sellers when due, and Sellers shall, at Sellers expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, occupation, lease use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer shall join in the execution of any such Tax Returns and other documentation. All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Acquired Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Sellers, on the one hand, and Buyer, on the other, as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Notwithstanding any other provision of this Agreement to the contrary, Sellers shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period.

          Section 8.4 Further Assurances. Each Seller shall execute and deliver such further instruments of conveyance and transfer and take such additional action as any Buyer may reasonably request (including assisting any Buyer in the collection of receivables) to effect, consummate, confirm or evidence the transfer to such Buyer of the Acquired Assets being purchased by such Buyer, and each Seller shall execute such documents as may be necessary to assist any Buyer in preserving or perfecting such Buyer's rights in the Acquired Assets being purchased by such Buyer.

          Section 8.5 Transition Assistance. From the date hereof, no Seller shall in any manner take or cause to be taken any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, employees, suppliers, lessors, and other associates of any Seller from maintaining the same business relationships with a Buyer which purchased Acquired Assets from such Seller after the date of this Agreement as were maintained with such Seller prior to the date of this Agreement. Each Seller shall cooperate reasonably with each Buyer to enable each Buyer to comply with all legal disclosure obligations in respect to periods prior to the Closing (including, without limitation, in connection with Tax filings, securities transactions and the like), and shall provide such information or testimony as may be reasonably requested by any Buyer in connection with any litigation, arbitration, investigation or other proceeding as to the extent related to periods prior to the Closing.

          Section 8.6 Confidentiality. If the transactions contemplated hereby are consummated, as of and after Closing the Parties shall keep confidential all information and materials regarding the other Party. Without limiting the foregoing, each Seller shall maintain confidential and shall not use or disclose, directly or indirectly (except as required by law, order of the Bankruptcy Court or as authorized in writing by Buyer prior to such disclosure), any confidential or proprietary information or materials regarding Sellers, the Acquired Assets or the Assumed Liabilities. Each Seller acknowledges that the information, observations and data relating to the Acquired Assets or Assumed Liabilities which such Seller possesses after the Closing are the property of Buyer. Each Seller agrees that it shall not, directly or indirectly use for its own purposes or disclose to any third party any of such information, observations or data without the prior written consent of Buyer, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of any Seller s acts or omissions to act.

          Section 8.7 Sellers Names. Upon the Closing, each Seller shall change its name to a name which is dissimilar to the name and tradenames currently used by any Seller. Each Seller shall cause the Secretary of State of the state of its incorporation to record and register such name change on its official records. Sellers shall cause the style of the Chapter 11 Cases to reflect each such name change, and will cease the use of all of Sellers' current names in any documents, dockets, pleadings or other papers filed in the Bankruptcy Court or otherwise.

          Section 8.8 Communications. All mail and other communications relating to the Acquired Assets or Assumed Liabilities received by Sellers at any time after the Closing shall be promptly turned over to Buyer. All mail and other communications not relating to the Acquired Assets, Assumed Liabilities received by Buyer at any time after the Closing shall be promptly turned over to Sellers.

          Section 8.9 Accounts Receivable. In the event a payment is made to Sellers of any Accounts Receivable on or after the Closing Date, Sellers shall promptly forward to Buyer the amount of such Accounts Receivable. At Buyer s request, Sellers shall use reasonable efforts to assist Buyer in the collection of any Accounts Receivable.

          Section 8.10 Dismissal of Chapter 11 Case. Sellers will not file any motion subsequent to the Closing to dismiss the Chapter 11 Case.

                                 Article IX
                                Termination

          Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

               (a)  by mutual written consent of Buyer and Sellers;

               (b) by either Buyer or Sellers if there has been a material misrepresentation or material breach of warranty or covenant on the part of the other Party in respect of the representations, warranties or covenant set forth in this Agreement or the covenants set forth in the other Transaction Agreements;

               (c) by Buyer or Sellers if Buyer is not the successful bidder at the auction (if any);

               (d) by Buyer pursuant to written notice delivered to Sellers on or before November 13, 1996, that, as a result of information obtained by Buyer in connection with its legal, accounting and business due diligence investigation, Buyer is unwilling to proceed with the transaction contemplated hereby, or pursuant to written notice delivered to Sellers after Buyer first has knowledge of any event which has occurred making it impossible for Sellers to satisfy a condition to Buyer s obligation to consummate the transactions contemplated hereby;

               (e) by Buyer or Sellers if CIT has not approved this Agreement prior to November 6, 1996 (subject only to CIT's right to withdraw such approval if it determines in its sole and absolute discretion, that the consummation of the transactions contemplated by this Agreement will not result in the indefeasible payment in full and in cash of all of Seller's obligations to CIT (excluding the claims of CIT's participants) at the Closing) or has withdrawn such approval; or

               (f)  by Buyer or Sellers if the transactions
     contemplated hereby have not been consummated by November 27, 1996; provided, however, that neither party shall be entitled to terminate this Agreement pursuant to this provision if such party s material breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

          Section 9.2 Effect of Termination. In the event of the termination of this Agreement, this Agreement shall thereafter become void and have no effect, and no Party hereto shall have any liability to any other Party hereto or its shareholders or directors or officers in respect thereof, except for breaches of this Agreement prior to the time of such termination and except as provided in the Procedures Order. Notwithstanding any termination of this Agreement, those provisions of the Letter of Intent that are not superseded by this Agreement (as provided in Section 10.14 hereof) shall remain in full force and effect.

          Section 9.3 Waiver of Right to Terminate. The Parties shall be deemed to have waived their respective rights to terminate this Agreement upon the completion of the Closing. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in
     Article III above or any misrepresentation or breach of any warranty, covenant or agreement contained herein unless such waiver is made in writing and then any such written waiver shall only constitute a waiver of the specific matters set forth therein.

                                 Article X
                               Miscellaneous

          Section 10.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person, including without limitation Creditors of Sellers, other than the Parties and their respective successors and permitted assigns.

          Section 10.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Seller may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer.

          Section 10.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          Section 10.4 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 10.5 Notices. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) upon receipt, if personally delivered, (b) 5 days after deposited in the U.S. mail, if mailed by first class mail, return receipt requested, (c) one business day after delivery to express courier service guarantying overnight delivery, or (d) upon electronic confirmation of receipt, if delivered by facsimile, in each case to the recipient at the address below indicated:

               If to any Buyer:

                    Hartmarx Corporation
                    101 North Wacker Drive
                    Chicago, Illinois  60606
                    Attention:     Mary D. Allen
                    Telephone:     (312) 357-5300
                    Telecopy:      (312) 855-3868

               with a copy to:

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, IL  60601
                    Attention:     James H.M. Sprayregen
                    Telephone:     (312) 861-2000
                    Telecopy:      (312) 861-2200

               and to:

                    Skadden, Arps, Slate, Meager & Flom (Illinois) 333 W. Wacker Drive
                    Chicago, IL  60601
                    Attention:     Brian W. Duwe
                    Telephone:     (312) 407-0816
                    Telecopy:      (312) 407-0411

               If to any Seller:

                    Plaid Clothing Group Inc.
                    Debtors-in-Possession
                    730 Fifth Avenue
                    New York, New York  10019
                    Attention:     Dennis P. McNamara
                    Telephone:     (212) 830-5605
                    Telecopy:      (212) 830-5644

               with a copy to:

                    Kaye, Scholer, Fierman, Hays &
                    Handler, LLP
                    425 Park Avenue
                    New York, New York  10022
                    Attention:     Andrew A. Kress
                    Telephone:     (212) 836-8000
                    Telecopy:      (212) 836-8689

     Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          Section 10.7 Survival. The representations, warranties, covenants and agreements set forth in this Agreement or in any Transaction Document will, until March 17, 1997, survive the Closing and the consummation of the transactions contemplated hereby.

          Section 10.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer, Hartmarx and Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          Section 10.9 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof. The Parties will undertake their best efforts to complete each exhibit and schedule prior to the date of this Agreement (including such exhibits and schedules as may be amended subsequent thereto). Any amendment, substitution or inclusion of any exhibit or schedule to this Agreement after the date hereof shall not be deemed to cure any breach hereof except for the amendment of any schedule hereto that is expressly permitted by the terms hereof, in which case such amendment shall be deemed to have been included in such schedule as of the date hereof; provided, that any amendment, substitution or inclusion of any exhibit or schedule by Sellers after the date of this Agreement is subject to Buyer s prior written consent. Notwithstanding anything in this Section to the contrary, the following exhibits and schedules must be incorporated herein as of the date of this
     Agreement: Exhibits A and B, and Schedules 1-A, 1-B, 1-C, 1-G, 1-H, 4-A, 4-B, 4-C, 4-D, 4-F, 4-G, 4-I, 4-K, 4-L, 5-A and 7-A. On
     or before November 8, 1996, Sellers shall deliver to Buyer
     Schedule 4-J hereto.

          Section 10.10 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          Section 10.11 Remedies. The Parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement. The Parties acknowledge that the Acquired Assets are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the other Party may have no adequate remedy at law. In such event, such Party shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of the other Parties hereunder.

          Section 10.12 Risk of Loss. Sellers retain all risk of loss, damage and destruction to all or any part of the Acquired Assets until and including the Closing Date from any cause whatsoever, whether or not they are insured therefor, including without limitation, fire, flood, accident, acts of god, earthquake, insurrection, riot or other causes commonly referred to as force majeure.

          Section 10.13 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, subject to the prior written consent of Buyer, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 10.14 Entire Agreement. This Agreement and the other Transaction Documents (including the documents referred to herein and therein but excluding the Letter of Intent) constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof, including, but not limited to (a) the Letter of Intent (other than Sections 5, 6, 7, 8, 11, 16, 17 and 18 thereof, which shall survive the execution of this Agreement and the consummation or any subsequent termination hereof), and
     (b) that certain Confidentiality Agreement dated June 24, 1996, the effect and enforceability of which shall terminate at Closing.

          Section 10.15  Hartmarx s Obligation.  Hartmarx hereby
     agrees that it shall cause Buyer to perform all of Buyer s obligations under this Agreement in accordance with the terms of this Agreement.


          In Witness Whereof, the Parties hereto have caused this Agreement to be duly executed on the day and year first above stated.

                                        HMX/PBP Company

                                        By: /s/ Mary D. Allen
                                        ___________________________________
                                        Its: Executive Vice President
                                        ___________________________________
                                        Printed Name: Mary D. Allen
                                                      _____________________

                                        Hartmarx Corporation, solely for
                                        purposes of Sections 4.2.2-4.2.4,
                                        10.8 and 10.15 hereof

                                        By: /s/ Mary D. Allen
                                        ___________________________________
                                        Its: Executive Vice President
                                        ___________________________________
                                        Printed Name: Mary D. Allen
                                                      _____________________

                                        Ambrook Manufacturing, Inc.,
                                        Debtor-In-Possession

                                        By: /s/ William V. Roberti
                                        ___________________________________
                                        Its: President and C.E.O
                                        ___________________________________
                                        Printed Name: William V. Roberti
                                                      _____________________

                                        Palm Beach Company, Inc.,
                                        Debtor-In-Possession

                                        By: /s/ William V. Roberti
                                        ___________________________________
                                        Its: President and C.E.O
                                        ___________________________________
                                        Printed Name: William V. Roberti
                                                      _____________________

                                        Plaid Clothing Group Inc.,
                                        Debtor-In-Possession

                                        By: /s/ William V. Roberti
                                        ___________________________________
                                        Its: President and C.E.O
                                        ___________________________________
                                        Printed Name: William V. Roberti
                                                      _____________________

                                        Plaid International Inc.,
                                        Debtor-In-Possession

                                        By: /s/ William V. Roberti
                                        ___________________________________
                                        Its: President and C.E.O
                                        ___________________________________

                                        Printed Name: William V. Roberti
                                                      _____________________

                                        Plaid Investment Co., Inc.,
                                        Debtor-In-Possession

                                        By: /s/ William V. Roberti
                                        ___________________________________
                                        Its: President and C.E.O
                                        ___________________________________
                                        Printed Name: William V. Roberti
                                                      _____________________

                                        J. Schoeneman, Inc.,
                                        Debtor-In-Possession

                                        By: /s/ William V. Roberti
                                        ___________________________________
                                        Its: President and C.E.O
                                        ___________________________________
                                        Printed Name: William V. Roberti
                                                      _____________________

                                        Schoeneman Enterprises, Inc.,
                                        Debtor-In-Possession

                                        By: /s/ William V. Roberti
                                        ___________________________________
                                        Its: President and C.E.O
                                        ___________________________________
                                        Printed Name: William V. Roberti
                                                       ____________________

                                        Schoeneman Enterprises holding, Inc.,
                                        Debtor-In-Possession

                                        By: /s/ William V. Roberti
                                        ___________________________________
                                        Its: President and C.E.O
                                        ___________________________________
                                        Printed Name: William V. Roberti
                                                      _____________________

                                        Plaid Retail Group Inc.,
                                        Debtor-In-Possession

                                        By: /s/ William V. Roberti
                                        ___________________________________
                                        Its: President and C.E.O
                                        ___________________________________
                                        Printed Name: William V. Roberti
                                                      _____________________

                                        PLAID FINANCE CORP.,
                                        DEBTOR-IN-POSSESSION

                                        By: /s/ William V. Roberti
                                        ___________________________________
                                        Its: President and C.E.O
                                        ___________________________________
                                        Printed Name: William V. Roberti
                                                      _____________________



                                      Exhibit A
                                    Defined Terms

               "Accounts Receivable" means any and all currently existing and hereafter arising or acquired accounts, accounts receivable, and all current and future rights to payment for goods sold or services rendered, excluding inter-company receivables, but including, without limitation, trade accounts receivable, notes receivable from customers, vendor credits and accounts receivable from employees and all other obligations from customers with respect to sales of goods, whether or not evidenced by a note, arising in connection with the Acquired Assets, together with all rights, title, security and guaranties with respect to each of the foregoing.

               "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

               "Assigned Contracts" means any and all right, title and interest in, to and under those contracts and leases (executory and otherwise) set forth in an exhibit to the Assignment Motion (the "Assigned Contracts List") to be assumed and assigned by Sellers to Buyer, as such exhibit may be amended pursuant to
          Section 7.1, licenses and, subject to Section 1.2, purchase orders.

               "Assigned Contracts List" shall have the meaning ascribed thereto in the definition of Assigned Contracts in this Exhibit A.

               "Assignment Motion" means that certain Motion for Order Authorizing the Assumption and Assignment of Executory Contracts and Unexpired Leases filed by Sellers with the Bankruptcy Court, as described in Section 7.1.

               "Assignment Order" means that certain order of the Bankruptcy Court approving the Assignment Motion and authorizing and directing Sellers to assume and assign the Assigned Contracts to Buyer.

               "Authorities" means any Governmental Authority, industry group or any other agency, association, instrumentality or authority having voluntary, contractual or mandatory authority in respect of the Acquired Assets or the Assumed Liabilities.

               "Authorizations" means all franchises, registrations, variances, licenses, certificates, consents, permits, approvals, authorizations, qualifications, accreditations and similar rights.

               "Bankruptcy Code" means Title 11 and applicable portions of Titles 18 and 28 of the United States Code, as amended from time to time.

               "Bankruptcy Court" shall have the meaning ascribed thereto in the recitals hereof.

               "Business" shall have the meaning ascribed thereto in the recitals hereof.

               "Cash" means any and all cash, cash equivalents, certificates of deposit, money market and similar accounts and checks in the process of collection by Sellers as of the Closing.

               "Chambersburg Pant Shop Equipment" shall mean the pant shop equipment located at Sellers' Chambersburg facility and identified on Schedule 1-J.

               "Chapter 11 Case" shall have the meaning ascribed thereto in the recitals hereof.

               "CIT" means The CIT Group/Commercial Services, Inc.

               "CIT Agreements" shall have the meaning ascribed thereto in
          Section 3.1.9 hereof.

               "Closing Balance Sheet" shall have the meaning ascribed thereto in Section 1.6.1.4 hereof.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Controlled Group of Companies" has the meaning set forth in Code Section 414.

               "Creditor" shall have the meaning ascribed thereto in
          Section 101(10) of the Bankruptcy Code.

               "Designated Licenses" means those certain Intellectual Property Licenses of Sellers with each of Burberrys, Evan-Picone and Liz Claiborne.

               "Employee Benefit Plan" means any qualified or non-qualified Employee Pension Plan, Employee Welfare Plan, Multi-employer Plan and any Employee Other Benefit Plan.

               "Employee Other Benefit Plan" shall have the meaning ascribed thereto in Section 4.1.16 hereof.

               "Employee Pension Plan" shall have the meaning ascribed thereto in Section 4.1.16 hereof.

               "Employee Welfare Plan" shall have the meaning ascribed thereto in Section 4.1.16 hereof.

               "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, the Clean Air Act and the Federal Water Pollution Control Act, each as amended, together with all other laws, rules and regulations of federal, state, local, and foreign governments (and all agencies thereof) and other requirements having the force or effect of law, and all common law and judicial decisions, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment, public health and safety, or employee health and safety, and all injunctions, permits, licenses, judgments, orders, decrees and agreements of federal, state, local and foreign governments (and all agencies thereof) issued, promulgated or entered into thereunder, whether now or hereinafter in effect.

               "Environmental Matters" means any matter relating to pollution, protection of the environment, public health and safety, employee health and safety or any Environmental, Health and Safety Laws.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Excluded Knoxville Equipment" means the machinery and equipment listed on Schedule 1-C, as it may be amended by Buyer, on or before December 31, 1996, to include any such machinery and equipment located at Sellers Knoxville, Tennessee facility which Buyer elects, in its sole discretion, not to use in any manner in connection with the operation of any of Buyer s businesses.

               "Excluded Trademarks" means the Haspel, Turnberry and Gleneagles trademarks, plus the trademarks listed on Schedule 1-B, as it may be amended by Buyer, on or before December 31, 1996, to include such trademarks that Buyer determines, in its sole discretion, have not at any time been used by any of Sellers in any manner in connection with or relating to the marketing of Sellers Burberrys, Evan-Picone, Claiborne, Palm Beach and Brannoch production lines, brands and trademarks.

               "GAAP" means United States generally accepted accounting principles, applied on a consistent basis, and on the same basis as applied to the Prior Balance Sheets.

               "Governmental Authority" means any nation or government (or agency thereof), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Intellectual Property" means any and all of the following owned by, issued to or licensed to any Seller, along with all income, royalties, damages and payments due or payable at the Closing or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, the right to license and sublicense, and any and all corresponding rights and value that may now or hereafter be secured throughout the world: (i) all inventions, all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, and all applications, registrations, and renewals in connection therewith, (iii) all patents, copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and confidential business information, (v) all computer software and related documentation, (vi) all other proprietary rights, (vii) all copies and tangible embodiments thereof; and (viii) all goodwill associated with all of the foregoing.

               "Intellectual Property Licenses" means any and all contractual, statutory and other applicable rights of Sellers to employ, utilize, generate, develop, copy, license, or sublicense any Intellectual Property, including, without limitation, the Designated Licenses.

               "Inventory" means any and all raw materials and supplies, manufactured and purchased components, work-in-process, finished goods and all other items of inventory, including, without limitation, goods returned after the Closing Date, inventory in transit for which full payment has been made and, subject to
          Section 1.2, inventory ordered but not yet delivered.

               "Laws" means all statutes, laws, ordinances, regulations, rules, orders, judgements, writs, injunctions, acts or decrees of any Tribunal or other Governmental Authority.

               "Leased Real Property" shall have the meaning ascribed thereto in Section 4.1.10(b) hereof.

               "Letter of Intent" shall have the meaning ascribed thereto in the recitals hereof.

               "Liens" means any encumbrances, obligations, liabilities, contractual commitments, claims, including, without limitation, any theory of successor liability, de facto merger, or substantial continuity, whether based in law or equity, employee benefit obligations, (including, without limitation, under the Employee Retirement Income Security Act and the Comprehensive Omnibus Budget Reconciliation Act, any security interest, mortgage, lien, charge against or interest in property, adverse claim, claim of possession, right of way, license, easement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership or any option to purchase, option, charge, retention agreement which is intended as security or other matters.

               "Material Adverse Effect" shall mean the occurrence of any material adverse change in the business, financial condition, operating results, employee relations, customer relations, supplier relations, assets or operations of Sellers taken as a whole or in the condition or value of the Acquired Assets or the Assumed Liabilities, other than such changes as may arise from general economic conditions or from Sellers status pursuant to the Chapter 11 Case.

               "Maximum Assumed Payables" means $7.1 million except upon the occurrence of a Chambersburg Event, in which case Maximum Assumed Payables means $7,450,000.

               "May Balance Sheet" shall have the meaning ascribed thereto in Section 4.1.6(b) hereof.

               "Multi-employer Plan" shall have the meaning ascribed thereto in Section 4.1.16(a) hereof.

               "Owned Real Property" shall have the meaning ascribed thereto in Section 4.1.10 hereof.

               "PBGC" means the Pension Benefit Guaranty Corporation.

               "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

               "Petition Date" shall have the meaning ascribed thereto in the recitals hereof.

               "Plaid Medical Plan" means Sellers' self-funded Employee Welfare Plan that provides eligible non-union employees with certain medical and dental care options.

               "Post-Closing Tax Period" means any Tax period (or portion thereof) ending after the Closing Date.

               "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

               "Pre-Paid Expenses" means any and all deposits, prepayments and prepaid expenses of Sellers (including those expenses identified on the May Balance Sheet as Prepaids and Others, subject to receipt by Buyer of an itemization thereof), the benefit for which and value of may be transferred to Buyer as of and after the Closing, but excluding prepayments relating to premiums for workers compensation insurance.

               "Prior Balance Sheets" means the May Balance Sheet and Sellers' financial statements for the calendar year ending December 31, 1995.

               "Procedures Motion" shall have the meaning ascribed thereto in the recitals hereof.

               "Procedures Order" shall have the meaning ascribed thereto in the recitals hereof.

               "Purchase Price" shall have the meaning ascribed thereto in
          Section 1.6.1.1 hereof.

               "Real Property" means any and all fee, leasehold and other interests in real property which constitute Acquired Assets, in each case together with all buildings, fixtures, appurtenances and improvements erected thereon or affixed or attached thereto, including, without limitation, the property and items listed on Schedules 1-A and 4-G hereto.

               "Rejected Assets" shall have the meaning ascribed thereto in
          Section 1.3 hereof.

               "Sale Motion" shall have the meaning ascribed thereto in
          Section 3.1.15(d) hereof.

               "Sale Order" means that certain order pursuant to Sections 363 and 365 of the Bankruptcy Code, substantially in the form of the order attached hereto as Exhibit D, authorizing Sellers to consummate the transactions contemplated hereby (including, without limitation, Buyer's purchase of the Acquired Assets of Sellers free and clear of any Liens, confirming that Buyer constitute good faith purchasers within the meaning of Section 363 of the Bankruptcy Code and providing for assumption and assignment of the Assigned Contracts on the terms and conditions set forth in Article VII above).

               "Subsidiary" means a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other business entity with respect to which a specified Person (or a Subsidiary thereof) has the power to elect or appoint a majority of the directors, trustee, or members of any other governing body or to elect or appoint a general partner managing member or other Person with the powers normally accorded a general partner.

               "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, leasing, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

               "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               "Transaction Documents" means this Agreement, the Letter of Intent, the Procedures Motion, the Procedures Order, the Assignment Motion, the Assignment Order, the Sale Motion, the Sale Order, and any and all other documents, instruments, certificates, deeds, contracts, bills of sale, or other agreements affecting or relating in any way to the purchase and sale of the Acquired Assets and the Assumed Liabilities as described herein.

               "Tribunal" means any government, arbitration panel, court or governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, country, parish, town, township, village municipality or other Governmental Authority, whether now or hereafter constituted and/or existing.

               "Unsold Brooks Finished Inventory" shall mean that portion of the Brooks Finished Inventory (as defined in the Debtor s Motion to Approve the Stipulation and Order Authorizing The Private Sale of Certain Assets Free And Clear of Liens, Claims, Encumbrances and Interests ) that is repurchased by Sellers from Hartmarx at or before the Closing and not sold to Brooks Brothers at or before the Closing.

               "Union" means UNITE.

               "WARN" means the Worker Adjustment and Retraining
          Notification Act, as amended from time to time.